                                                                    EXHIBIT 10.1

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                                  $150,000,000


                                CREDIT AGREEMENT

                                      AMONG

                             METAL MANAGEMENT, INC.
                                       AND
                    THOSE OF ITS SUBSIDIARIES PARTIES HERETO
                                  AS BORROWERS


                           THE FINANCIAL INSTITUTIONS
                        FROM TIME TO TIME PARTIES HERETO
                                   AS LENDERS

                                      WITH

                             METAL MANAGEMENT, INC.,
                             AS FUNDS ADMINISTRATOR

                                       AND

                             BANKERS TRUST COMPANY,
                                    AS AGENT


                            DATED AS OF JUNE 29, 2001



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

                                Table of Contents

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ARTICLE 1.  DEFINITIONS.....................................................................1
      1.1     General Definitions...........................................................1
      1.2     Accounting Terms and Determinations..........................................20
      1.3     Other Terms; Headings........................................................20
ARTICLE 2.  REVOLVING LOANS................................................................21
      2.1     Commitments..................................................................21
      2.2     Borrowing of Revolving Loans.................................................21
      2.3     Notice of Request for Lender Advances........................................22
      2.4     Periodic Settlement of Agent Advances; Interest and Fees; Statements.........22
      2.5     Sharing of Payments..........................................................23
      2.6     Defaulting Lenders...........................................................24
      2.7     Allocation of Revolving Loans and Expenses...................................25
ARTICLE 3.  LETTERS OF CREDIT..............................................................26
      3.1     Letters of Credit............................................................26
      3.2     Maximum Letter of Credit Obligations; Final Maturities.......................27
      3.3     Letter of Credit Requests....................................................27
      3.4     Letter of Credit Participations..............................................28
      3.5     Agreement to Repay Letter of Credit Drawings.................................30
      3.6     Increased Costs..............................................................31
ARTICLE 4.  COMPENSATION, REPAYMENT AND REDUCTION OF COMMITMENTS...........................31
      4.1     Interest on Revolving Loans..................................................31
      4.2     Unused Line Fee..............................................................32
      4.3     Letter of Credit Fees........................................................33
      4.4     Interest and Letter of Credit Fees After Event of Default....................33
      4.5     Collateral Monitoring Fee....................................................33
      4.6     Additional Fees..............................................................33
      4.7     Expenses.....................................................................34
      4.8     Mandatory Payment of Revolving Loans; Reductions of Commitments..............34
      4.9     Maintenance of Loan Account; Statements of Account...........................34
      4.10    Payment Procedures...........................................................35
      4.11    Collection of Accounts.......................................................35
      4.12    Distribution and Application of Collections and other Amounts................35
      4.13    Calculations.................................................................36
      4.14    Special Provisions Relating to LIBOR Rate Loans..............................36
      4.15    Indemnification in Certain Events............................................39
      4.16    Substitution of Lenders......................................................40
ARTICLE 5.  CONDITIONS PRECEDENT...........................................................40
      5.1     Conditions Precedent to Initial Revolving Loan and Letter of Credit..........40
      5.2     Conditions Precedent to All Revolving Loans and Letters of Credit............41
ARTICLE 6.  REPRESENTATIONS AND WARRANTIES.................................................42
      6.1     Organization and Qualification...............................................42
      6.2     Authority....................................................................42
      6.3     Enforceability...............................................................43
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                                Table of Contents
                                   (continued)


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      6.4     No Conflicts.................................................................43
      6.5     Consents and Filings.........................................................43
      6.6     Government Regulation........................................................43
      6.7     Solvency.....................................................................43
      6.8     Rights in Collateral Priority of Liens.......................................44
      6.9     Financial Data...............................................................44
      6.10    Locations of Offices, Records and Inventory..................................44
      6.11    Subsidiaries; Ownership of Equity............................................45
      6.12    No Judgments or Litigation...................................................45
      6.13    No Defaults..................................................................45
      6.14    Labor Matters................................................................45
      6.15    Compliance with Law..........................................................46
      6.16    ERISA........................................................................46
      6.17    Compliance with Environmental Laws...........................................46
      6.18    Intellectual Property........................................................47
      6.19    Licenses and Permits.........................................................47
      6.20    Taxes and Tax Returns........................................................47
      6.21    Material Contracts...........................................................47
      6.22    Accuracy and Completeness of Information.....................................48
      6.23    No Change....................................................................48
      6.24    Bankruptcy Matters...........................................................48
ARTICLE 7.  AFFIRMATIVE COVENANTS..........................................................48
      7.1     Financial Reporting..........................................................48
      7.2     Collateral Reporting.........................................................50
      7.3     Notification Requirements....................................................51
      7.4     Corporate Existence..........................................................52
      7.5     Books and Records; Inspections...............................................52
      7.6     Insurance....................................................................52
      7.7     Taxes........................................................................53
      7.8     Compliance with Laws.........................................................53
      7.9     Use of Proceeds..............................................................54
      7.10    Fiscal Year..................................................................54
      7.11    Maintenance of Property......................................................54
      7.12    ERISA Documents..............................................................54
      7.13    Environmental and Other Matters..............................................55
      7.14    Further Actions..............................................................55
      7.15    Deposit of Collections and Other Proceeds of Collateral......................55
ARTICLE 8.  NEGATIVE COVENANTS.............................................................55
      8.1     Financial Covenants..........................................................55
      8.2     Capital Expenditures.........................................................56
      8.3     Additional Indebtedness......................................................56
      8.4     Liens........................................................................57
      8.5     Contingent Obligations.......................................................59
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                                Table of Contents
                                   (continued)


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      8.6     Sale of Assets...............................................................59
      8.7     Restricted Payments..........................................................59
      8.8     Investments..................................................................60
      8.9     Affiliate Transactions.......................................................60
      8.10    Bank Accounts................................................................61
      8.11    Additional Negative Pledges..................................................61
      8.12    Junior Secured Notes.........................................................61
ARTICLE 9.  EVENTS OF DEFAULT AND REMEDIES.................................................61
      9.1     Events of Default............................................................61
      9.2     Acceleration, Termination of Commitments and Cash Collateralization..........63
      9.3     Recission of Acceleration....................................................63
      9.4     Remedies.....................................................................63
      9.5     Right of Setoff..............................................................64
      9.6     License of Use of Software and Other Intellectual Property...................64
      9.7     Application of Proceeds; Surplus, Deficiencies...............................64
ARTICLE 10. THE AGENT......................................................................64
      10.1    Appointment of Agent.........................................................64
      10.2    Nature of Duties of Agent....................................................65
      10.3    Lack of Reliance on Agent....................................................65
      10.4    Certain Rights of the Agent..................................................66
      10.5    Reliance by Agent............................................................66
      10.6    Indemnification of Agent.....................................................66
      10.7    The Agent in its Individual Capacity.........................................66
      10.8    Holders of Revolving Notes...................................................67
      10.9    Successor Agent..............................................................67
      10.10   Collateral Matters...........................................................67
      10.11   Actions with Respect to Defaults.............................................68
      10.12   Delivery of Information......................................................69
ARTICLE 11. MISCELLANEOUS..................................................................69
      11.1    GOVERNING LAW................................................................69
      11.2    SUBMISSION TO JURISDICTION...................................................69
      11.3    SERVICE OF PROCESS...........................................................69
      11.4    JURY TRIAL...................................................................70
      11.5    LIMITATION OF LIABILITY......................................................70
      11.6    Delays.......................................................................71
      11.7    Notices......................................................................71
      11.8    Assignments and Participations...............................................71
      11.9    Confidentiality..............................................................72
      11.10   Indemnification..............................................................73
      11.11   Amendments and Waivers.......................................................74
      11.12   Counterparts and Effectiveness...............................................74
      11.13   Severability.................................................................75
      11.14   Maximum Rate.................................................................75
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                                Table of Contents
                                   (continued)


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      11.15   Entire Agreement; Successors and Assigns.....................................75
      11.16   Joint and Several Liability of Borrowers.....................................76
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                                       iv

                                     ANNEXES

ANNEX I                       List of Lenders; Commitment Amounts;
                              Applicable Lending Offices

                                     SCHEDULES

SCHEDULE A                    CLOSING DOCUMENT LIST
SCHEDULE B                    DISCLOSURE SCHEDULES
SCHEDULE B, PART 1.1          EXISTING LETTERS OF CREDIT
SCHEDULE B, PART 6.1          STATES IN WHICH QUALIFIED
SCHEDULE B, PART 6.9          CONTINGENT OBLIGATIONS AND OTHER LIABILITIES
SCHEDULE B, PART 6.10(a)      CHIEF EXECUTIVE OFFICES
SCHEDULE B, PART 6.10(b)      LOCATIONS OF COLLATERAL
SCHEDULE B, PART 6.11         SUBSIDIARIES
SCHEDULE B, PART 6.12         PENDING JUDGMENTS, LITIGATION AND
                              OTHER CLAIMS
SCHEDULE B, PART 6.14         LABOR MATTERS
SCHEDULE B, PART 6.15         COMPLIANCE WITH LAWS MATTERS
SCHEDULE B, PART 6.16         ERISA MATTERS
SCHEDULE B, PART 6.17         ENVIRONMENTAL MATTERS
SCHEDULE B, PART 6.20         TAX MATTERS; TAX SHARING AGREEMENTS
SCHEDULE B, PART 6.21         DEFAULTS UNDER MATERIAL CONTRACTS
SCHEDULE B, PART 8.3          EXISTING INDEBTEDNESS
SCHEDULE B, PART 8.4          EXISTING LIENS
SCHEDULE B, PART 8.8(f)       EXISTING INVESTMENTS
SCHEDULE B, PART 8.10         BANK ACCOUNTS

                              EXHIBITS

EXHIBIT A             FORM OF NOTICE OF BORROWING
EXHIBIT B             FORM OF REVOLVING NOTE
EXHIBIT C             FORM OF LETTER OF CREDIT REQUEST
EXHIBIT D             FORM OF NOTICE OF CONTINUATION
EXHIBIT D-1           FORM OF NOTICE OF CONVERSION
EXHIBIT E             FORM OF COMPLIANCE CERTIFICATE
EXHIBIT F             FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS CREDIT AGREEMENT is entered into as of June 29, 2001, among each of the Borrowers; each financial institution identified on ANNEX I (together with its successors and permitted assigns, hereinafter referred to individually as a "LENDER" and collectively as the "LENDERS"); MTLM, acting in its capacity as borrowing agent and funds administrator for the Borrowers (in such capacity, the "FUNDS ADMINISTRATOR"); and BANKERS TRUST COMPANY, a New York banking corporation (in its individual capacity, hereinafter referred to as "BTCO"), acting in its capacity as agent for the Lenders pursuant to ARTICLE 10 (in such capacity, together with its successors in such capacity, hereinafter referred to as the "AGENT").

                            ARTICLE 1. DEFINITIONS.

     1.1  GENERAL DEFINITIONS.

     ACCOUNT has the meaning set forth in the Security Agreement.

     AFFILIATE of a Person means another Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a business.

     AGENT has the meaning set forth in the Preamble.

     AGENT ADVANCES has the meaning set forth in SECTION 2.2.

     ALLOCATION ACCOUNT has the meaning set forth in SECTION 2.7(b).

     APPLICABLE LENDING OFFICE means, with respect to each Lender, such Lender's LIBOR Lending Office in the case of a LIBOR Rate Loan, and such Lender's Domestic Lending Office in the case of a Prime Rate Loan.

     ARIZONA LLC means Metal Management Arizona, L.L.C., an Arizona limited liability company.

     ASSIGNMENT AND ASSUMPTION AGREEMENT has the meaning set forth in SECTION 11.8(b).

     AUDITORS means a nationally recognized firm of independent public accountants selected by the Borrowers and reasonably satisfactory to the Agent; PROVIDED, THAT for purposes of this Credit Agreement, the firm of PricewaterhouseCoopers L.L.P. shall be deemed to be satisfactory to the Agent.

     BANKRUPTCY CODE means Title 11 of the U.S. Code (11 U.S.C.ss.ss.101 et seq.), as amended from time to time, and any successor statute.

     BANKRUPTCY COURT means the United States Bankruptcy Court for the State of Delaware.

     BENEFIT PLAN means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

     BORROWERS means, collectively, (1) Arizona LLC, (2) CIM, (3) Firma, (4) Firma Plastic, (5) MacLeod, (6) Metals Recycling, (7) MTLM, (8) MTLM.com, (9) MTLM Aerospace, (10) MTLM Alabama, (11) MTLM Arizona, (12) MTLM Connecticut,
(13) MTLM Gulf Coast, (14) MTLM Indiana, (15) MTLM Memphis, (16) MTLM Midwest,
(17) MTLM Mississippi, (18) MTLM Northeast, (19) MTLM, Ohio, (20) MTLM Pittsburgh, (21) MTLM Realty, (22) MTLM Services, (23) MTLM Stainless & Alloy,
(24) MTLM West, (25) MTLM West Coast Holdings, (26) Proler, (27) Reserve, (28) S&A Holdings and (29) Trojan.

     BORROWING means a borrowing of Revolving Loans by the Funds Administrator for the joint and several account of the Borrowers from each of the Lenders (or, in the case of Agent Advances, Agent on behalf of each of the Lenders) on a pro rata basis on a given date (whether pursuant to SECTION 2.2 or resulting from continuations or conversions of Revolving Loans on a given date pursuant to SECTIONS 4.14(a) and (b), respectively) having, in the case of LIBOR Rate Loans, the same Interest Period.

     BORROWING BASE means, at any time, the sum at such time of:

          (a)  the Fixed Asset Sublimit, which may be a negative number, PLUS

          (b)  the Supplemental Availability Sublimit, PLUS

          (c)  eighty-five percent (85%) of Eligible Accounts Receivable, PLUS

          (d) the lesser of $65,000,000 and seventy percent (70%) of Eligible Inventory.

In addition, in the exercise of its Permitted Discretion, upon one Business Day's prior written notice to the Funds Administrator, the Agent may (i) establish and increase or decrease reserves against Eligible Accounts Receivable and Eligible Inventory, (ii) reduce the advance rates provided for in this definition, or restore such advance rates to any level equal to or below the advance rates in effect as of the date of this Credit Agreement, and (iii) impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in the definitions of "ELIGIBLE ACCOUNTS RECEIVABLE" and "ELIGIBLE INVENTORY."

     BORROWING BASE CERTIFICATE means a certificate of the Funds Administrator concerning the Borrowing Base, in each case provided under SECTION 7.2 and in form and substance reasonably satisfactory to the Agent.

     BT ACCOUNT has the meaning set forth in Section 4.11.

     BTCO has the meaning set forth in the Preamble.

     BUSINESS DAY means any day that is neither a Saturday nor a Sunday nor a day on which commercial banks in Chicago, Illinois or New York, New York are required or permitted by law to be closed. When used in connection with any Letter of Credit, the term "BUSINESS DAY" means any day other than a Saturday, Sunday or legal holiday on which commercial banks in the domicile of the applicable Issuing Bank are generally closed or authorized to close.

     CAPITAL EXPENDITURES means, for any Person for any period, the sum of all expenditures which have been, or should have been, capitalized by such Person for financial statement purposes in accordance with GAAP during such period (whether payable in cash or other property or accrued as a liability), including the capitalized portion of capital leases and that portion of Investments made by such Person allocable to property, plant or equipment. Capital Expenditures shall exclude proceeds of a casualty loss applied to the repair or replacement of the property affected by such casualty loss. "CASUALTY LOSS," as used herein, means, for any Person, (i) the loss, damage, or destruction of any asset or property owned or used by such Person, (ii) the condemnation, confiscation, or other taking, in whole or in part, of any such asset or property, or (iii) the diminishment of the use of any such asset or property so as to render impracticable or unreasonable the use thereof for its intended purpose.

     CASES means the respective cases commenced under Chapter 11 of the Bankruptcy Code as a result of the voluntary petitions filed by the respective Borrowers for relief under Chapter 11 of the Bankruptcy Code with the Bankruptcy Court on November 20, 2000.

     CASH EQUIVALENTS means either of the following, so long as the same are maintained in accounts in which the Agent has a perfected security interest: (i) securities issued, guarantied or insured by the United States, or any of its agencies and having maturities of not more than one year; (ii) time deposits or certificates of deposit having maturities of not more than one year issued by any Lender or a United States national or state chartered commercial bank of recognized standing whose combined capital and unimpaired surplus is in excess of $250,000,000 and whose short-term commercial paper rating, or that of its parent holding company, is at least "A-1" or the equivalent by S&P and at least "Prime-1" or the equivalent by Moody's; (iii) shares of money market or similar funds which comply with Rule 2a-7 or any successor rule of the SEC; (iv) repurchase agreements with any Lender or any commercial bank satisfying the requirements of CLAUSE (ii) of this definition with respect to securities described in CLAUSE (i) of this definition.

     CIM means CIM Trucking, Inc., an Illinois corporation.

     CHANGE OF CONTROL shall mean one or more of the following events:

          (a) less than a majority of the members of the Board of Directors of MTLM shall be persons who either (i) were serving as directors on the Closing Date (after giving effect to the Reorganization Plan) or (ii) were nominated as directors and approved by the vote of the majority of the directors who are directors referred to in CLAUSE (i) above or this CLAUSE
     (ii); or

          (b) the stockholders of any Credit Party shall approve any plan or proposal for the liquidation or dissolution of such Credit Party; or

          (c) a Person or group of Persons acting in concert (other than the direct or indirect beneficial owners of the equity Securities of MTLM as of the Closing Date, after giving effect to the Reorganization Plan) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time) of equity Securities of the Parent representing more than thirty-five percent (35%) of the combined voting power of the outstanding voting equity Securities or other ownership interests for the election of directors or shall have the right to elect a majority of the Board of Directors of MTLM; or

          (d) MTLM shall cease to be the legal and beneficial owner of one hundred percent (100%) of the Securities of each Borrower; or

          (e) the occurrence of a "Change of Control" (as such term is defined in the Junior Secured Note Indenture).

     CLOSING DATE means the date of execution and delivery of this Credit Agreement by all of the parties hereto or, if later, the date on which the initial Revolving Loan is made or the initial Letter of Credit is issued hereunder, whichever occurs earlier.

     CLOSING DOCUMENT LIST has the meaning set forth in SECTION 5.1(a).

     CLOSING FEE has the meaning set forth in SECTION 4.6(a).

     CODE has the meaning set forth in SECTION 1.3.

     COLLATERAL means the Accounts, Inventory, Equipment and other real, personal and mixed property identified in the Collateral Documents as security for any or all of the Obligations.

     COLLATERAL ACCESS AGREEMENT means an agreement in form and substance reasonably satisfactory to the Agent pursuant to which a mortgagee or lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of Inventory, or a consignee of Inventory, acknowledges the Liens of the Agent and, in the case of any such agreement with a mortgagee or lessor, permits the Agent access to and use of such real property for a reasonable amount of time following the occurrence and during the continuance of an Event of Default to assemble, complete and sell any Collateral stored or otherwise located thereon.

     COLLATERAL DOCUMENTS means, collectively, the Security Agreement and all other documents, agreements and instruments pursuant to which Liens are now or hereafter granted to the Agent to secure any or all of the Obligations.

     COLLATERAL MONITORING FEE has the meaning set forth in SECTION 4.5.

     COLLECTION ACCOUNT has the meaning set forth in SECTION 4.11.

     COLLECTION BANKS has the meaning set forth in SECTION 4.11.

     COLLECTIONS means all cash, funds, checks, notes, instruments and any other form of remittance tendered by account debtors in payment of Accounts of any Borrower.


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

     COMMITMENT of a Lender means such Lender's commitment, on the terms and subject to the conditions set forth herein, to make Revolving Loans and to participate in Letters of Credit, up to the amount set forth below its name on ANNEX I (as amended from time to time pursuant to SECTION 11.8(b)), as such amount may be reduced from time to time in accordance with the terms and provisions of this Credit Agreement.

     CONFIRMATION ORDER means an order entered by the Bankruptcy Court on June 18, 2001, confirming the Reorganization Plan pursuant to section 1129 of the Bankruptcy Code.

     CONSOLIDATED ENTITY means MTLM and each of its consolidated Subsidiaries and shall include in any event each Borrower.

     CONSOLIDATED NET INCOME means the consolidated net income of the Consolidated Entity.

     CONTINGENT OBLIGATION means, with respect to any Person, any direct or indirect guaranty or obligation of such Person for the Indebtedness of another Person, except for endorsements in the ordinary course of business.

     CREDIT AGREEMENT means this Credit Agreement, as amended, restated, supplemented, extended or otherwise modified and in effect from time to time.

     CREDIT DOCUMENTS means, collectively, this Credit Agreement, the Revolving Notes, the Letters of Credit, each of the Collateral Documents and all other documents, agreements and instruments now or hereafter executed in connection herewith or therewith, in each case as amended, restated, supplemented, extended or otherwise modified from time to time.

     CREDIT PARTY INFORMATION has the meaning set forth in SECTION 11.9(a).

     CREDIT PARTIES means, collectively, the Borrowers, the Funds Administrator, any Subsidiary of any Borrower and each other party to any of the Credit Documents (other than the Lenders, the Agent or any Issuing Bank).

     DEFAULT means an event, condition or default which with the giving of notice, the passage of time or both would be an Event of Default.

     DEFAULTING LENDER has the meaning set forth in SECTION 2.6(a).

     DEPOSITARY ACCOUNT AGREEMENTS has the meaning set forth in SECTION 4.11.

     DISBURSEMENT ACCOUNT means the operating account of the Funds Administrator maintained with the Disbursement Account Bank.

     DISBURSEMENT ACCOUNT BANK means BTCo or any other financial institution selected from time to time by the Agent and reasonably acceptable to the Funds Administrator.

     DOMESTIC LENDING OFFICE means, with respect to any Lender, the office of such Lender specified as its "DOMESTIC LENDING OFFICE" on ANNEX I, as such annex may be amended from time to time pursuant to SECTION 11.8(b), which office shall in any event be located in the United States.

     DRAWING has the meaning set forth in SECTION 3.5(b).

     EBITDA means, for any period, Consolidated Net Income (excluding extraordinary, reorganization and non-recurring items) for such period, plus (a) all Interest Expense, amortization or writeoff of debt discount and issuance costs and other fees and charges associated with Indebtedness, income tax expense, depreciation and amortization (including amortization of any goodwill or other intangibles) for such period; PLUS or MINUS (without double counting)
(b) gains and losses attributable to any fixed asset sales; PLUS or MINUS (c) any other non-cash charges or gains which have been subtracted or added in calculating such Consolidated Net Income.

     ELIGIBLE ACCOUNTS RECEIVABLE means Accounts of the respective Borrowers deemed by the Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, the face amount of such Accounts shall be reduced by the amount of all returns, discounts, deductions, claims, credits, charges, or other allowances. Unless otherwise approved in writing by the Agent, no Account of any Borrower shall be deemed to be an Eligible Account Receivable if:

          (a) it arises out of a sale made by such Borrower to an Affiliate of such Borrower or to any other Borrower; or

          (b)  its payment terms are longer than 60 days from date of invoice;
     or

          (c) it is unpaid (i) more than 60 days after the original payment due date on payment terms of 30 days or less from date of invoice, or (ii) more than 30 days after the original payment due date on payment terms of or more than 30 days from date of invoice; or

          (d) it is from the same account debtor or its Affiliate and fifty percent (50%) or more of all Accounts from that account debtor (and its Affiliates) are ineligible under (c) above; or

          (e) when aggregated with all other Accounts of an account debtor, the Account exceeds forty percent (40%) in face value of all Accounts of all Borrowers then outstanding, to the extent of such excess, unless supported by an irrevocable letter of credit satisfactory to the Agent (as to form, substance and issuer) and assigned to and directly drawable by the Agent; or

          (f) the account debtor for the Account is a creditor of such Borrower, has or has asserted a right of setoff against such Borrower, has disputed its liability or made any claim with respect to the Account or any other Account which has not been resolved, but in each of the foregoing cases, solely to the extent of the amount of such actual or asserted right of setoff, or the amount of such dispute or claim, as the case may be; or

          (g) except to the extent otherwise consented to in writing by the Agent, the account debtor is (or the assets of the account debtor are) the subject of an Insolvency Event; or

          (h) the Account is not payable in United States dollars or the account debtor for the Account is located outside the United States or Canada (other than the Northwest Territories and the Provinces of Newfoundland and Quebec), unless the Account is supported by (i) an irrevocable letter of credit satisfactory to the Agent (as to form, substance and issuer) and assigned to and directly drawable by the Agent or
     (ii) credit insurance satisfactory to the Agent and assigned and payable to the Agent; or

          (i) the sale to the account debtor is on a guaranteed sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return; or

          (j) the Agent determines by its own credit analysis that collection of the Account is uncertain or the Account may not be paid; or

          (k) the account debtor is the United States of America or any department, agency or instrumentality thereof, unless such Borrower duly assigns its rights to payment of such Account to the Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C.ss.ss.3727 et seq.); or

          (l) the goods giving rise to such Account have not been shipped and delivered to and accepted by the account debtor, the services giving rise to such Account have not been performed and accepted or the Account otherwise does not represent a final sale; or

          (m) the Account does not comply with all Requirements of Law with respect to such Borrower, including, without limitation, the Federal Consumer Protection Act, the Federal Truth-in-Lending Act and Regulation Z; or

          (n) the Account is subject to any adverse security deposit, progress payment or other similar advance made by or for the benefit of the applicable account debtor; or

          (o) the Account is not subject to a valid and perfected first priority Lien in favor of the Agent or does not otherwise conform to the representations and warranties with respect thereto contained in the Credit Documents.

     ELIGIBLE INVENTORY means the aggregate amount of Inventory of the respective Borrowers deemed by the Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with the Borrowers' current and historical accounting practice. Unless otherwise approved in writing by the Agent, no Inventory of any Borrower shall be deemed Eligible Inventory if:

          (a) it is not owned solely by such Borrower or such Borrower does not have good and valid title thereto; or

          (b)  it is not located in the United States; or

          (c) it is not located on property owned by a Borrower or by a third party that has executed and delivered a Collateral Access Agreement and, in the case of Inventory located on property owned by such a third party, it is segregated or otherwise separately identifiable from goods of others, if any, stored on such property; or

          (d) it is not subject to a valid and perfected first priority Lien in favor of the Agent, except, with respect to such Inventory stored at locations other than locations owned by a Borrower, for Liens for unpaid rent or normal and customary warehousing charges; or

          (e) it consists of goods returned or rejected by such Borrower's customers or goods in transit to third parties (other than to warehouse sites covered by a Collateral Access Agreement); or

          (f) it could not reasonably be expected to be sold within twelve (12) months after the date of its initial processing, or does not otherwise conform to the representations and warranties contained in the Credit Documents;

PROVIDED, however, that notwithstanding the foregoing, Inventory of any Borrower which has been sold and shipped to the applicable Account Debtor but with respect to which such Account Debtor has not yet been invoiced shall be deemed Eligible Inventory until issuance of such invoice, PROVIDED, FURTHER that such Inventory constituted Eligible Inventory immediately prior to such sale.

     EQUIPMENT has the meaning set forth in the Security Agreement.

     ERISA means the Employee Retirement Income Security Act of 1974, 29 U.S.C.ss.ss.1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

     ERISA AFFILIATE means any entity required to be aggregated with any Borrower or any Subsidiary of any Borrower under Sections 414 (b) or (c) of the Internal Revenue Code (or, for purposes of Section 412 of the Internal Revenue Code, Sections 414 (m) or (o) of the Internal Revenue Code).

     EVENT OF DEFAULT has the meaning set forth in ARTICLE 9.

     EXCESS AVAILABILITY means, at any time of determination thereof, an amount (which may be a negative number) equal at such time to (i) the Borrowing Base MINUS (ii) the aggregate amount outstanding with respect to the Revolving Loans (including Fees, Expenses, interest and principal) MINUS (iii) the Letter of Credit Obligations.

     EXCESS CASH FLOW means, for any period, the following, in each case for the Consolidated Entity, determined in accordance with GAAP for such period: (a) EBITDA; MINUS (b) the sum of (i) Interest Expense, (ii) income taxes paid in cash, (iii) principal payments on or mandatory redemptions of Indebtedness, to the extent expressly permitted hereunder (other than repayments of Revolving Loans in the ordinary course of business which do not result in a permanent reduction of the Commitments), (iv) scheduled reductions in the Fixed Asset Sublimit and Supplemental Availability Sublimit, respectively, (v) Capital Expenditures, to the extent expressly permitted under this Credit Agreement and (vi) non-recurring items, to the extent paid in cash during such period (including fees paid in connection with consummation of the transactions contemplated by the Reorganization Plan).

     EXCHANGE ACT means the Securities and Exchange Act of 1934, amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

     EXISTING LETTERS OF CREDIT means those certain Letters of Credit issued and outstanding on the Closing Date under the Pre-Petition Credit Agreement and Post-Petition Credit Agreement, respectively, and set forth on SCHEDULE B, PART 1.1.

     EXPENSES means all reasonable costs and expenses of the Agent incurred in connection with the Credit Documents and the transactions contemplated therein, including, without limitation, (i) the costs of conducting record searches, examining collateral, opening bank accounts and lockboxes, depositing checks, and receiving and transferring funds (including charges for checks for which there are insufficient funds), (ii) the reasonable fees and expenses of legal counsel and paralegals (including the allocated cost of internal counsel and paralegals), accountants, appraisers and other consultants, experts or advisors retained by the Agent, (iii) reasonable fees and expenses of legal counsel incurred in connection with the documentation of assignments of or sales of participations in the Revolving Loans, (iv) the cost of title insurance premiums, real estate survey costs, and fees and taxes in connection with the filing of financing statements, and (v) the costs of preparing and recording Collateral Documents, releases of Collateral, and waivers, amendments, and terminations of any of the Credit Documents. EXPENSES also means all reasonable costs and expenses (including the reasonable fees and expenses of legal counsel and other professionals) paid or incurred in connection with the Credit Documents and the transactions contemplated therein, (a) by the Agent during the continuance of an Event of Default and (b) by the Agent and any Lender in (i) enforcing or defending its respective rights under or in respect of this Credit Agreement, the Credit Documents or any other document or instrument now or hereafter executed and delivered in connection herewith or therewith, (ii) collecting the Revolving Loans, (iii) foreclosing or otherwise collecting upon the Collateral or any part thereof and (iv) obtaining any legal, accounting or other advice in connection with any of the foregoing.

     EXPIRATION DATE means the earlier of (i) June 29, 2003 and (ii) the date on which this Credit Agreement is terminated pursuant to SECTION 9.2(b).

     FACILITY FEE has the meaning set forth in SECTION 4.6(b).

     FACILITY FEE TEST DATE has the meaning set forth in SECTION 4.6(b).

     FEDERAL FUNDS RATE means, for any period, a fluctuating interest rate per annum for each day during such period equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business

Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

     FEDERAL RESERVE BOARD means the Board of Governors of the Federal Reserve System or any Governmental Authority succeeding to its functions.

     FEES means, collectively, the Closing Fee, the Facility Fee, Unused Line Fee, the Letter of Credit Fees, the L/C Facing Fee, the Issuing Bank Fees and the Collateral Monitoring Fee.

     FINANCIAL STATEMENTS means the consolidated and consolidating balance sheets, statements of operations, statements of cash flows and statements of changes in shareholder's equity of the Consolidated Entity for the period specified, prepared in accordance with GAAP and consistently with prior practices.

     FIRMA means Firma, Inc., a California corporation.

     FIRMA PLASTIC means Firma Plastic Co., Inc., a California corporation.

     FIXED ASSET SUBLIMIT means an amount equal to $41,134,706; PROVIDED, that the Fixed Asset Sublimit shall be automatically and permanently reduced (i) on July 1, 2001 and the first business day of each calendar quarter ending thereafter, in each case by an amount equal to $2,400,000; (ii) after reduction of the Supplemental Availability Sublimit to zero, on each date on which Net Proceeds of Sale are received by or for the account of any Borrower (other than from any other Borrower), by an amount equal to such Net Proceeds of Sale, to the extent not otherwise applied to reduce the Supplemental Availability Sublimit; and (iii) after the reduction of the Supplemental Availability Sublimit to zero, on the date which is ninety (90) days after the end of the period commencing on the Closing Date and ending on March 31, 2002 and the end of each fiscal year of the Consolidated Entity ending thereafter, in each case by an amount equal to fifty percent (50%) of Excess Cash Flow for such period or fiscal year, as the case may be, to the extent not otherwise applied to reduce the Supplemental Availability Sublimit.

     FUNDS ADMINISTRATOR has the meaning set forth in the Preamble.

     GAAP means generally accepted accounting principles in the United States as in effect from time to time.

     GOVERNING DOCUMENTS means certificates or articles of incorporation, certificates or articles of formation, by-laws, operating agreements and any other similar organizational or governing documents.

     GOVERNMENTAL AUTHORITY means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     HIGHEST LAWFUL RATE means, at any given time during which any Obligations shall be outstanding hereunder, the maximum nonusurious interest rate that at any time or from time to time may be contracted for, taken, reserved, charged or received on such Obligations, under the laws of the State of New York (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Credit Agreement and any of the other Credit Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under the State of New York's (or such other jurisdiction's) law, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Credit Agreement and any other Credit Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.

     INDEBTEDNESS of a Person means, without duplication, (a) indebtedness for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), whether on open account or evidenced by a note, bond, debenture or similar instrument, (b) obligations under capital leases, (c) reimbursement obligations for letters of credit, banker's acceptances or other credit accommodations, whether drawn or undrawn, (d) liabilities, as determined by the Agent, under any Interest Rate Agreement, (e) Contingent Obligations and (f) Indebtedness secured by any Lien on any property of that Person, even if that Person has not assumed such Indebtedness.

     INSOLVENCY EVENT means, with respect to any Person, the occurrence of any of the following: (a) such Person shall be adjudicated insolvent or bankrupt, or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, (b) the voluntary commencement of any proceeding or the filing of any petition under any bankruptcy, insolvency or similar law, (c) the seeking of dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, (d) the filing of any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, (e) the making by such Person of a general assignment for the benefit of its creditors, or the consent to, or acquiescence in the appointment of, a receiver, trustee, custodian or liquidator for a substantial portion of such Person's property, assets or business. INSOLVENCY Event shall also mean, with respect to any Person, the occurrence of any of the following: an involuntary proceeding or involuntary petition shall be commenced or filed against such Person under any bankruptcy, insolvency or similar law seeking the dissolution or reorganization of it or the appointment of a receiver, trustee, custodian or liquidator for it or of a substantial part of its property, assets or business, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of its property, assets or business, and such proceedings or petitions shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within sixty
(60) days after commencement, filing, or levy, as the case may be, or any order for relief shall be entered in any such proceeding.

     INTEREST COVERAGE RATIO means, for any period, the ratio of (i) EBITDA to
(ii) Interest Expense, in each case for the Consolidated Entity for such period.

     INTEREST EXPENSE means, for any period, the aggregate consolidated cash expense of the Consolidated Entity for interest on Indebtedness for such period, including, without limitation, (i) amortization of original issue discount, (ii) incurrence fees (to the extent included in interest expense but excluding in any event the Facility Fee and the Closing Fee), (iii) the interest portion of any deferred payment obligation and (iv) the interest component of any capital lease obligation.

     INTEREST PERIOD means, for any LIBOR Rate Loan, the period commencing on the date of such Borrowing and ending on the last day of the period selected by the Funds Administrator pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, in each case as the Funds Administrator may, in an appropriate Notice of Borrowing, Notice of Continuation or Notice of Conversion, select; PROVIDED, THAT the Funds Administrator may not select any Interest Period that ends after the Expiration Date. Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; PROVIDED, THAT if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

     INTEREST RATE AGREEMENT means any interest rate protection or hedge agreement, including, without limitation, interest rate future, option, swap, and cap agreements.

     INTERNAL REVENUE CODE means the Internal Revenue Code of 1986, amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

     INVENTORY has the meaning set forth in the Security Agreement.

     INVESTMENT means all expenditures made and all liabilities incurred (contingently or otherwise) for or in connection with the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or similar transfers of property to, or acquisition of substantially all the assets of, a Person. In determining the aggregate amount of Investments outstanding at any particular time, (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and outstanding; (ii) there shall be deducted in respect of each such Investment amounts received in cash as a return of capital or as earnings on such Investment, whether as dividends, interest or otherwise; and (iii) there shall not be deducted from the aggregate amount of Investments any decrease in the market value thereof.

     ISSUING BANK means BTCo, Deutsche Bank AG, New York Branch, or any Lender or other financial institution that is acceptable to the Agent and the Funds Administrator which may at any time issue or be requested to issue a Letter of Credit for the account of any Borrower.

     ISSUING BANK FEES has the meaning set forth in SECTION 4.3(b).

     JUNIOR SECURED NOTE DOCUMENTS means, collectively, the Junior Secured Notes, the Junior Secured Note Indenture and all other agreements, instruments and documents executed and/or delivered by any Credit Party pursuant thereto or in connection therewith.

     JUNIOR SECURED NOTE INDENTURE means the Amended and Restated Indenture dated as of the date hereof among MTLM, as issuer, the other Borrowers, as guarantors, and BNY Midwest Trust Company, as Trustee.

     JUNIOR SECURED NOTES means the 12 3/4 Secured Notes due 2004 of MTLM in an aggregate principal amount not exceeding $34,000,000, issued pursuant to the Junior Secured Note Indenture.

     L/C FACING FEE has the meaning set forth in SECTION 4.3(a).

     LC PARTICIPANT has the meaning ascribed to that term in SECTION 3.4.

     LC SUPPORTABLE OBLIGATIONS means (a) obligations of any Borrower or any Subsidiary of any Borrower with respect to workers' compensation, surety bonds and other similar statutory obligations, (b) such other obligations of any Borrower or any Subsidiary of any Borrower as are reasonably acceptable to the Agent and (c) any obligations supported by an Existing Letter of Credit.

     LENDER AND LENDERS have the respective meanings set forth in the Preamble.

     LENDER ADVANCES has the meaning set forth in SECTION 2.2.

     LETTER OF CREDIT FEE has the meaning set forth in SECTION 4.3(a).

     LETTER OF CREDIT OBLIGATIONS means, without duplication, the sum of the aggregate Stated Amount of all Letters of Credit outstanding, PLUS the aggregate amount of all Drawings for which the Borrowers have not reimbursed any Issuing Bank, PLUS the aggregate amount of all payments made by the Lenders to any Issuing Bank for their participations in Letters of Credit for which the Borrowers have not reimbursed the Lenders.

     LETTER OF CREDIT REQUEST has the meaning ascribed to that term in SECTION 3.3(a).

     LETTERS OF CREDIT means (i) the Existing Letters of Credit and (ii) all letters of credit issued for the account of any Borrower under ARTICLE 3, and all amendments, renewals, extensions or replacements thereof.

     LEVERAGE RATIO means, as of any date of determination thereof, the ratio of
(a) Indebtedness of the Consolidated Entity hereunder and the Junior Secured Notes as of such date, to (b) EBITDA for the twelve (12) month period ending on such date.

     LIBOR LENDING OFFICE means, with respect to any Lender, the office of such Lender specified as its "LIBOR LENDING OFFICE" on ANNEX I, as such annex may be amended from time to time pursuant to SECTION 11.8(b) (or, if no such office is specified, its Domestic Lending Office).

     LIBOR MARGIN shall mean three percent (3.00%); PROVIDED, that:

          (a) if EBITDA, as determined as of March 31, 2002 for the nine-month period ending on such date, as determined by the Agent based on the financial statements of the Consolidated Entity with respect to such period delivered to the Agent pursuant to this Credit Agreement, is greater than $42,000,000, the LIBOR Margin shall be two and three-quarters percent (2.75%) for the ninety (90) day period commencing on the first day of the calendar month immediately following the calendar month in which such financial statements are delivered; and

          (b) if EBITDA, as determined as of the last day of any fiscal quarter of the Consolidated Entity (commencing with such fiscal quarter ending as of June 30, 2002) for the twelve-month period ending on such day, as determined by the Agent based on the financial statements of the Consolidated Entity with respect to such twelve-month period delivered to the Agent pursuant to this Credit Agreement, is greater than $56,000,000, the LIBOR Margin shall be two and one-half percent (2.50%) for the ninety
     (90) day period commencing on the later to occur of (i) the first day of the calendar month immediately following the calendar month in which such financial statements are delivered or (ii) the day immediately following the last day of an immediately preceding ninety (90) day period, if any, during which the LIBOR Margin in effect was two and one-half percent (2.50%);

     PROVIDED, that, notwithstanding the foregoing, (i) upon the occurrence and during the continuance of an Event of Default, the LIBOR Margin shall be three percent (3.00%); and (ii) if the Consolidated Entity fails to satisfy the criterion set forth in CLAUSE (b) above with respect to any period, the LIBOR Margin for the succeeding ninety (90) day period shall be three percent (3.00%).

     LIBOR RATE means, with respect to any Interest Period for each LIBOR Rate Loan comprising part of the same Borrowing, an interest rate per annum equal to the rate (rounded upward to the nearest whole multiple of one-sixteenth (1/16) of one percent (1.00%) per annum, if such rate is not such a whole multiple of one-sixteenth (1/16) of one percent (1.00%)) of the offered quotation, if any, to first class banks in the London (U.K.) interbank market by BTCo for United States dollar deposits of amounts in immediately available funds comparable to the principal amount of the LIBOR Rate Loan of BTCo for which the LIBOR Rate is being determined with maturities comparable to the Interest Period for which such LIBOR Rate will apply as of approximately 10:00 a.m. Chicago time two (2) Business Days prior to the commencement of such Interest Period.

     LIBOR RATE LOAN means a Revolving Loan that bears interest as provided in
SECTION 4.1(b) hereof.

     LIEN means any lien, claim, charge, pledge, security interest, assignment, hypothecation, deed of trust, mortgage, lease, conditional sale, retention of title, or other preferential arrangement having substantially the same economic effect as any of the foregoing, whether voluntary or imposed by law.

     LINE OF CREDIT means the aggregate revolving line of credit extended pursuant to this Credit Agreement by the Lenders to the Borrowers for Revolving Loans and Letters of Credit, in an amount up to $150,000,000, as such amount may be reduced from time to time pursuant to the terms and provisions hereof.

     LOAN ACCOUNT has the meaning set forth in SECTION 4.9.

     MACLEOD means Mac Leod Metals Co., a California corporation.

     MAJORITY LENDERS means those Lenders holding in the aggregate more than fifty percent (50%) of the total Commitments, or if the Commitments are terminated, those Lenders owed more than fifty percent (50%) of the Revolving Loans and Letter of Credit Obligations then outstanding.

     MATERIAL ADVERSE EFFECT means a material adverse effect on (i) the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Credit Parties taken as a whole, (ii) the ability of any Credit Party to perform its obligations under the Credit Documents to which it is a party, or on the ability of the Agent or the Lenders to enforce the Obligations or realize upon the Collateral, or (iii) the value of the Collateral taken as a whole.

     MATERIAL CONTRACT means any contract or other arrangement (i) to which a Credit Party or any Subsidiary of a Credit Party is a party (other than the Credit Documents) or by which the property or assets of any Credit Party or any Subsidiary of a Credit Party are bound and (ii) which is material to the business, assets, properties or prospects of the Consolidated Entity.

     METALS RECYCLING means California Metals Recycling, Inc., a California corporation.

     MOODY'S means Moody's Investors Services, Inc., or any successor thereto.

     MTLM means Metal Management, Inc., a Delaware corporation.

     MTLM.COM means metals.com, inc., a Delaware corporation.

     MTLM AEROSPACE means Metal Management Aerospace, Inc., a Delaware corporation.

     MTLM ALABAMA means Metal Management Alabama, Inc., a Delaware corporation.

     MTLM ARIZONA means MTLM Arizona, Inc., an Arizona corporation.

     MTLM CONNECTICUT means Metal Management Connecticut, Inc., a Delaware corporation.

     MTLM GULF COAST means Metal Management Gulf Coast, Inc., a Delaware corporation.

     MTLM INDIANA means Metal Management Indiana, Inc., an Illinois corporation.

     MTLM MEMPHIS means Metal Management Memphis, L.L.C., a Tennessee limited liability company.

     MTLM MIDWEST means Metal Management Midwest, Inc., an Illinois corporation.

     MTLM MISSISSIPPI means Metal Management Mississippi, L.L.C., a Delaware limited liability company.

     MTLM NORTHEAST means Metal Management Northeast, Inc., a New Jersey corporation.

     MTLM OHIO means Metal Management Ohio., Inc., an Ohio corporation.

     MTLM PITTSBURGH means Metal Management Pittsburgh, Inc., a Delaware corporation.

     MTLM REALTY means Metal Management Realty, Inc., an Arizona corporation.

     MTLM SERVICES means Metal Management Services, Inc., a Delaware corporation.

     MTLM STAINLESS & ALLOY means Metal Management Stainless & Alloy, Inc., a Delaware corporation.

     MTLM WEST means Metal Management West, Inc., a Colorado corporation.

     MTLM WEST COAST HOLDINGS means Metal Management West Coast Holdings, Inc., a Delaware corporation.

     MULTIEMPLOYER PLAN means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which a Borrower, any Subsidiary of Borrower or any ERISA Affiliate has contributed within the past six years or with respect to which a Borrower or any Subsidiary of a Borrower could reasonably be expected to incur any liability.

     NET PROCEEDS OF SALE means proceeds (including any notes, Securities, warrants and other non-cash items and money paid into escrow accounts, together, with or reduced by, all interest paid thereon and capital gains, or capital losses, realized in connection with the investment thereof) received as consideration by a Borrower or any Subsidiary of a Borrower (to the extent of such Borrower's ownership interest in such Subsidiary) from the sale, lease, transfer or other disposition of any fixed asset, net of (a) the cost of such sale, lease, transfer or other disposition, taxes payable as a result thereof and reasonable reserves associated therewith, (b) amounts applied to the repayment of Indebtedness (other than Obligations) secured by a Lien on the fixed asset disposed of and (c) amounts expressly permitted to be used hereunder, and in fact used, to purchase a replacement asset. For the purposes hereof, all proceeds of insurance coverage paid or other recoveries or awards of compensation for any such fixed asset, or group of fixed assets, taken by condemnation or eminent domain shall be deemed proceeds of the disposition of that fixed asset.

     NOTICE OF BORROWING means an irrevocable and binding notice delivered by the Funds Administrator to the Agent either by telephone or by facsimile transmission (and if by telephone, promptly confirmed in writing) of the request by the Funds Administrator, for and on behalf of the Borrowers, for a Borrowing, which notice shall be substantially in the form of EXHIBIT A.

     NOTICE OF CONTINUATION has the meaning set forth in SECTION 4.14(a).

     NOTICE OF CONVERSION has the meaning set forth in SECTION 4.14(b).

     OBLIGATIONS means unpaid principal and interest hereunder (including interest accruing on or after the occurrence of an Insolvency Event) in respect of Revolving Loans, reimbursement obligations in respect of Letters of Credit, Fees, Expenses and all other obligations and liabilities of any kind whatsoever of the Borrowers to the Agent, the Issuing Bank or any of the Lenders under this Credit Agreement, the Revolving Notes and any of the other Credit Documents.

     PBGC means the Pension Benefit Guaranty Corporation, and any entity succeeding to any or all of its functions.

     PAYMENT OFFICE means the office of the Agent located at 130 Liberty Street, New York, New York 10006, or such other office of the Agent as shall be specified by the Agent from time to time in a notice to the Funds Administrator and each of the Lenders.

     PERMITTED DISCRETION means the Agent's judgment exercised in good faith and not in an irrational manner based upon its consideration of any factor which the Agent believes in good faith could affect the value of any Collateral, including any Inventory or Accounts of any Borrower, or the amount which the Agent and the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral. In exercising such judgment, the Agent may consider such factors which are already included in or tested by the definition of Eligible Accounts Receivable or Eligible Inventory, as well as any of the following: (i) the financial and business climate of any Borrower's industry, (ii) changes in collection history and dilution with respect to the Accounts of any Borrower, (iii) demand for, and pricing of, Inventory of any Borrower, (iv) changes in any concentration of risk with respect to Accounts and Inventory of any Borrower, and (v) any other factors that change the credit risk of lending to the Borrowers on the security of the Accounts, Inventory and other property of the Borrowers.

     PERMITTED LIENS means the Liens referred to in CLAUSES (a) through (m) of
SECTION 8.4.

     PERSON means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or government (including any division, agency or department thereof), and its successors, heirs and assigns.

     POST-PETITION CREDIT AGREEMENT means that certain Post-Petition Credit Agreement dated as of November 20, 2000, as amended, among the Borrower, as debtors-in-possession, MTLM as borrowing agent and funds administrator for the Borrowers thereunder, the Lenders and BT Commercial Corporation, as agent for the Lenders thereunder.

     POST-PETITION OBLIGATIONS means the "Obligations" (as such term is defined in the Post-Petition Credit Agreement.

     PRE-PETITION CREDIT AGREEMENT means that certain Credit Agreement dated as of March 31, 1998, as amended, among the Borrowers (and certain predecessors in interest thereof), MTLM, as borrowing agent and funds administrator for the Borrowers thereunder, the Lenders and BT Commercial Corporation, as agent for the Lenders thereunder.

     PRIME LENDING RATE means the rate which Deutsche Bank AG, New York Branch, announces as its prime lending rate, from time to time. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.

Deutsche Bank AG, New York Branch, BTCo and each of the other Lenders may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

     PRIME RATE LOAN means a Revolving Loan that bears interest as provided in
SECTION 4.1(a) hereof.

     PROLER means Proler Southwest, Inc., a Texas corporation.

     PROPORTIONATE SHARE of a Lender means a fraction, expressed as a percentage, obtained by dividing its Commitment by the Line of Credit or, if the Commitments are terminated, by dividing its then outstanding Revolving Loans and Letter of Credit participations by the then outstanding aggregate Revolving Loans and Letter of Credit Obligations.

     PURCHASE MONEY LIENS has the meaning set forth in SECTION 8.3(e).

     REGISTER has the meaning set forth in SECTION 11.8(c).

     REGULATION D means Regulation D of the Federal Reserve Board, as in effect from time to time.

     REGULATION U means Regulation U of the Federal Reserve Board, as in effect from time to time.

     REGULATION Z means Regulation Z of the Federal Reserve Board, as in effect from time to time.

     REPORTABLE EVENT means any of the events described in Section 4043 of ERISA and the regulations thereunder (other than any such event for which the notice requirement under ERISA has been waived).

     REORGANIZATION PLAN means the First Amended Joint Plan of Reorganization of Metal Management, Inc. and its Subsidiary Debtors, dated as of May 4, 2001, without giving effect to any amendments, restatements or modifications thereof or supplements thereto, except for any of the foregoing previously consented to in writing by the Agent.

     REQUIREMENT OF LAW means, with respect to any Person, (a) the Governing Documents of such Person, (b) any law, treaty, rule or regulation or determination of an arbitrator, court or other Governmental Authority binding on such Person, or (c) any franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval binding on a Person or any of its property.

     RESERVE means Reserve Iron & Metal Limited Partnership, a Delaware limited partnership.

     RESPONSIBLE OFFICER means, with respect to any Person, the president, chief executive officer, chief financial officer, any vice president or treasurer of such Person.

     RETIREE HEALTH PLAN means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA, and any other plan, program or arrangement, whether oral or written, that provides benefits to persons after termination of employment, other than as required by Section 601 of ERISA.

     REVOLVING LOAN has the meaning set forth in SECTION 2.1.

     REVOLVING NOTE has the meaning set forth in SECTION 2.1.

     S&A HOLDINGS means Metal Management S & A Holdings, Inc., a Delaware corporation.

     S&P means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

     SEC means the Securities and Exchange Commission, and any Governmental Authority succeeding to any or all of its functions.

     SECURITIES means any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of Indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities," or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include the Junior Secured Notes, the Revolving Notes or any other evidence of the Obligations.

     SECURITY AGREEMENT means the General Security Agreement of even date executed by each of the Borrowers in favor of the Agent for the benefit of the Agent and the Lenders.

     SETTLEMENT DATE has the meaning set forth in SECTION 2.4.

     STATED AMOUNT of each Letter of Credit means, at any, time, the maximum amount available to be drawn thereunder at such time (in each case determined without regard to whether any conditions to drawing could then be met).

     SUBSIDIARY of a Person means a corporation or other Person in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or appoint other managers of such corporation or other entity.

     SUPPLEMENTAL AVAILABILITY SUBLIMIT means an amount equal to $14,300,000; PROVIDED, that the Supplemental Availability Sublimit shall be automatically and permanently reduced, (i) on the date which is ninety (90) days after the end of the period commencing on the effective date of the Reorganization Plan and ending on March 31, 2002, and the end of each fiscal year of the Consolidated Entity ending thereafter, in each case by an amount equal to fifty percent (50%) of Excess Cash Flow for such period or fiscal year, as the case may be; (ii) on October 1, 2001 and on each successive ninetieth (90th) day thereafter, in each case by an amount equal to $1,250,000; and (iii) on each date on which Net Proceeds of Sale are received by or for the account of any Borrower (other than from any other Borrower), in the amount of such Net Proceeds of Sale.

     TERMINATION EVENT means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a) (2) of ERISA); (iii) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041 (c) of ERISA); (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan; (v) any event or condition (a) which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (b) that would result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal, within the meaning of Sections 4203 and 4205 of ERISA, of a Borrower, any Subsidiary of a Borrower or any ERISA Affiliate from a Multiemployer Plan.

     TROJAN means Trojan Trading Co., a California corporation.

     TYPE means a LIBOR Rate Loan or a Prime Rate Loan.

     UNUSED LINE FEE has the meaning set forth in SECTION 4.2.

     1.2  ACCOUNTING TERMS AND DETERMINATIONS.

     Unless otherwise defined or specified herein, all accounting terms used in this Credit Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the Financial Statements referred to in SECTION 6.9. All accounting determinations for purposes of determining compliance with the financial covenants contained in ARTICLE 8 shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the audited Financial Statements delivered to the Agent on or before the Closing Date. The Financial Statements required to be delivered hereunder from and after the Closing Date, and all financial records, shall be prepared or maintained, as the case may be, in accordance with GAAP. If GAAP shall change from the basis used in preparing the audited Financial Statements delivered to the Agent on or before the Closing Date, the certificates required to be delivered pursuant to SECTION 7.1 demonstrating compliance with the covenants contained herein shall include, at the election of the Borrowers or upon the request of the Majority Lenders, calculations setting forth the adjustments necessary to demonstrate that the Borrowers are in compliance with the financial covenants based upon GAAP as in effect on the Closing Date.

     1.3  OTHER TERMS; HEADINGS.

     Terms used herein and not otherwise defined in ARTICLE 1 that are defined in the Uniform Commercial Code in effect from time to time in the State of New York (the "CODE") shall have the meanings given in the Code. Each of the words "hereof," "herein," and "hereunder" refer to this Credit Agreement as a whole. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in accordance with SECTION 11.11 hereof. References to Articles, Sections, Annexes, Schedules, and Exhibits are internal references to this Credit Agreement, and to its attachments, unless otherwise specified. The headings and the Table of

Contents are for convenience only and shall not affect the meaning or construction of any provision of this Credit Agreement.

                           ARTICLE 2. REVOLVING LOANS

         2.1 COMMITMENTS.

         Subject to the terms and conditions set forth in this Credit Agreement, and in reliance on the representations and warranties of the Borrowers set forth herein, on and after the Closing Date and to but excluding the Expiration Date, each Lender severally agrees to make loans and advances to the Borrowers on a joint and several basis (each a "REVOLVING LOAN") in an amount not to exceed at any time its Proportionate Share of the lesser at such time of (a) the Line of Credit and (b) the Borrowing Base MINUS, in the case of both CLAUSES (a) and (b) above, the then outstanding Letter of Credit Obligations. The Revolving Loans shall be evidenced by a Revolving Note substantially in the form of EXHIBIT B, dated as of the Closing Date, issued to each Lender and executed by each of the Borrowers in the amount of such Lender's Commitment (each a "REVOLVING NOTE").

         2.2 BORROWING OF REVOLVING LOANS.

         Revolving Loans may be made available to the Funds Administrator for the account of the Borrowers directly by the Lenders ("LENDER ADVANCES") or, in the circumstances described in SECTION 2.2(b), from the Agent acting on behalf of the Lenders ("AGENT ADVANCES").

                  (a) LENDER ADVANCES. Subject to the determination by the Agent and the Lenders that the conditions for borrowing contained in SECTION
         5.2 are satisfied, upon receipt of a Notice of Borrowing from the Funds Administrator received by the Agent before 12:00 noon Chicago time on a Business Day, Lender Advances of Revolving Loans shall be made to the extent of each Lender's Proportionate Share of the requested Borrowing.

                  (b) AGENT ADVANCES. The Agent is authorized by the Lenders, but is not obligated, to make Agent Advances upon a receipt of any Notice of Borrowing received by the Agent before 3:00 P.M. Chicago time on a Business Day. Agent Advances shall be subject to periodic settlement with the Lenders under SECTION 2.4. Agent Advances may be made only in the following circumstances:

                           (i) NORMAL COURSE AGENT ADVANCES. For administrative
                  convenience, the Agent may, but is not obligated, to make Agent Advances up to the amount available for borrowing under
                  SECTION 2.1 in reliance upon the actual or deemed representations of the Borrowers under SECTION 5.2 that the conditions for borrowing are satisfied.

                           (ii) OTHER AGENT ADVANCES. When the conditions for
                  borrowing under SECTION 5.2 cannot be fulfilled, and notwithstanding the Borrowing Base limitation of SECTION 2.1, the Agent may, but is not obligated to, continue to make Agent Advances for seven (7) Business Days or until sooner instructed by the

                  Majority Lenders to cease, in an aggregate amount at any time not to exceed $5,000,000.

                  (c) DISBURSEMENT OF REVOLVING LOANS. The proceeds of Revolving Loans shall be transmitted by the Agent or Lenders, as the case may be, to the Disbursement Account.

                  (d) NOTICES OF BORROWING. Notices of Borrowing may be given under this Section by telephone or facsimile transmission, and, if by telephone, promptly shall be confirmed in writing. The Funds Administrator shall specify in each Notice of Borrowing whether the conditions for the requested Borrowing are satisfied. The Borrowers may request one or more Borrowings of Revolving Loans constituting Prime Rate Loans on the same Business Day. Each Notice of Borrowing for LIBOR Rate Loans shall be given not later than 12:00 noon Chicago time on the third Business Day prior to the proposed Borrowing. Each Notice of Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Loans of the same Type and, if such Borrowing is to consist of LIBOR Rate Loans, shall be in an aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. The right of the Borrowers to choose LIBOR Rate Loans is subject to the provisions of SECTION 4.14. Once given, a Notice of Borrowing is irrevocable and binding on the Borrowers. The Funds Administrator shall provide to the Agent a list, with specimen signatures, of officers and other Persons, if any, authorized to request Revolving Loans. The Agent is entitled to rely upon such list until it is replaced by the Funds Administrator.

         2.3 NOTICE OF REQUEST FOR LENDER ADVANCES.

         Subject to the last sentence of this Section, the Agent shall give each Lender prompt notice by telephone or facsimile transmission of a Notice of Borrowing that is received pursuant to SECTION 2.2(a) and is to be satisfied by Lender Advances. No later than 3:00 P.M. Chicago time on the date of receipt of such notice, each Lender shall make available for the account of its Applicable Lending Office to an account specified by the Agent for deposit into the Disbursement Account, its Proportionate Share of such Borrowing in immediately available funds. Unless the Agent receives contrary written notice prior to any such Borrowing, it is entitled to assume that each Lender will make available its Proportionate Share of the Borrowing and in reliance upon that assumption, but without any obligation to do so, may advance such Proportionate Share on behalf of the Lender, without the necessity of giving daily notice to each Lender of the receipt of a Notice of Borrowing.

         2.4 PERIODIC SETTLEMENT OF AGENT ADVANCES; INTEREST AND FEES;
STATEMENTS.

                  (a) THE SETTLEMENT DATE; ALLOCATION OF INTEREST AND FEES. The amount of each Lender's Proportionate Share of Revolving Loans shall be computed weekly (or more frequently in the Agent's discretion) and shall be adjusted upward or downward based on all Revolving Loans (including Agent Advances) and repayments received by the Agent as of 5:00 P.M. Chicago time on the last Business Day of the period specified by the Agent (such date, the "SETTLEMENT DATE").

                  (b) SUMMARY STATEMENTS; SETTLEMENTS. The Agent shall deliver to each of the Lenders promptly after the Settlement Date a summary statement of the account of outstanding Revolving Loans (including Agent Advances) for the period, the amount of repayments received for the period, and the amount allocated to each Lender of the interest and Unused Line Fee for the period. After application of payments under
         SECTION 4.12, as reflected on the summary statement, (i) the Agent shall transfer to each Lender its allocated share of interest and Unused Line Fee, and its Proportionate Share of repayments received by the Agent in respect of the period covered by such summary statement; and (ii) each Lender shall transfer to the Agent, or the Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Revolving Loans made by each Lender shall be equal to such Lender's Proportionate Share of the aggregate amount of Revolving Loans outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Agent by the Lenders and is received by the Lenders prior to 12:00 noon Chicago time on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 P.M. Chicago time that day; and, if received after 12:00 noon Chicago time, then no later than 3:00 P.M. Chicago time on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Agent.

                  (c) DISTRIBUTION OF INTEREST AND UNUSED LINE FEES. Interest on the Revolving Loans (including Agent Advances) and the Unused Line Fee shall be allocated by the Agent to each Lender (i) in the case of interest, in accordance with the Revolving Loans actually advanced by and repaid to such Lender and (ii) in the case of the Unused Line Fee, in accordance with the Proportionate Share of such Lender. Interest shall accrue from and including the date Revolving Loans are advanced and to but excluding the date such Revolving Loans are either repaid by the Borrowers or, if later, actually settled under this Section. Promptly after the end of each month, the Agent shall distribute to each Lender its portion, allocated as provided above, of the interest and Unused Line Fee which has been received by the Agent during such month.

         2.5 SHARING OF PAYMENTS.

         If any Lender shall obtain any payment (whether made voluntarily or involuntarily, or through the exercise of any right of set-off, or otherwise) on account of the Revolving Loans made by it or its participations in the Letter of Credit Obligations in excess of its Proportionate Share of payments on account of the Revolving Loans or Letter of Credit Obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Loans made by them or in their participation in Letters of Credit as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; PROVIDED, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and each such other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such other Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect to the total amount so recovered. The Borrowers agree that any

Lender so purchasing a participation from another Lender pursuant to this
SECTION 2.5, to the fullest extent permitted by law, may exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

         2.6 DEFAULTING LENDERS.

                  (a) A Lender who fails to pay the Agent its Proportionate Share of any Revolving Loans (including Agent Advances) made available by the Agent on such Lender's behalf, or who fails to pay any other amounts owing by it hereunder to the Agent, is a "DEFAULTING LENDER." The Agent is entitled to recover from such Defaulting Lender all such amounts owing by such Defaulting Lender on demand. If the Defaulting Lender does not pay such amounts on the Agent's demand, the Agent shall promptly notify the Funds Administrator and the Borrowers shall pay such amounts to the Agent (to the extent the Agent has made such amounts available to or for the account of the Borrowers) within 5 Business Days of the receipt by the Funds Administrator of such notice. In addition, the Defaulting Lender or the Borrowers shall pay to the Agent for its own account interest on such amount for each day from the date it was made available by the Agent to the Borrowers to the date it is recovered by the Agent at a rate per annum equal to (x) the overnight Federal Funds Rate if paid by the Defaulting Lender, or (y) the then applicable rate of interest calculated under SECTION 4.1, if paid by the Borrowers; plus, in each case, the Expenses and losses, if any, incurred as a result of the Defaulting Lender's failure to perform its obligations. Nothing herein shall be deemed to relieve any Lender of its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrowers may have against any Lender as a result of any default by such Lender hereunder, including, without limitation, the right of the Borrowers to seek reimbursement from any Defaulting Lender for any amounts paid by the Borrowers under CLAUSE (y) above on account of such Defaulting Lender's default.

                  (b) The failure of any Lender to fund its Proportionate Share of a Revolving Loan shall not relieve any other Lender of its obligation to fund its Proportionate Share of a Revolving Loan. Conversely, no Lender shall be responsible for the failure of another Lender to fund its Proportionate Share of a Revolving Loan.

                  (c) The Agent shall not be obligated to transfer to a Defaulting Lender any payment made by the Borrowers to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payment hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. The Agent may hold and, in its discretion, re-lend to the Borrowers the amount of all such payments received by it for the account of such Lender. For purposes of voting or consenting to matters with respect to the Credit Documents and determining Proportionate Shares, such Defaulting Lender shall be deemed not to be a "LENDER" and such Lender's Commitment shall be deemed to be zero (-0-). This section shall remain effective with respect to such Lender until (x) the Obligations shall have been declared or shall have become immediately due and payable or (y) the Majority Lenders, the Agent and the Borrowers shall have waived such Lender's default in writing. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any

         Lender, or relieve or excuse the performance by the Borrowers of their respective duties and obligations hereunder.

         2.7 ALLOCATION OF REVOLVING LOANS AND EXPENSES.

                  (a) The Borrowers maintain an integrated cash management system reflecting their interdependence on one another and the mutual benefits shared among them as a result of their respective operations. In order to efficiently fund and operate their respective businesses and minimize the number of Borrowings which they will make under this Credit Agreement and thereby reduce the administrative costs and record keeping required in connection therewith, including the necessity to enter into and maintain separately identified and monitored borrowing facilities, the Borrowers have requested, and the Agent and the Lenders have agreed that, subject to SECTION 11.16, (i) all Revolving Loans will be advanced to and for the account of the Borrowers on a joint and several basis to the Disbursement Account and (ii) all Letters of Credit will be issued pursuant to an application therefor executed by the Funds Administrator on behalf and for the account of the Borrower or Borrowers specified by the Funds Administrator in such application. Each of the Borrowers hereby acknowledges that it will be receiving a direct benefit from each Revolving Loan made and each Letter of Credit issued pursuant to this Credit Agreement.

                  (b) In order to track more precisely the respective recipients of the proceeds of each Revolving Loan and the Borrower receiving the primary benefit from the issuance of each Letter of Credit, and to assist the Funds Administrator, the Borrowers, the Agent and the Lenders in administering the Revolving Loans and the Letters of Credit, each of the Borrowers has agreed with the Agent and the Lenders to cause the Funds Administrator to establish and maintain, and the Funds Administrator hereby agrees to establish and maintain, accounts with respect to each Borrower (each Borrower's "ALLOCATION ACCOUNT") in which the Funds Administrator shall record its good faith allocation to each of the Borrowers of (w) the proceeds, if any, of each Revolving Loan received by or for the account of such Borrower, (x) payments made to the Agent on account of the Obligations of such Borrower, (y) the aggregate face amount of all outstanding Letters of Credit covering goods which such Borrower will receive and (z) all previously unallocated Expenses.

                  (c) As soon as available, but not later than fifteen (15) Business Days after the last Business Day of each month ending after the Closing Date, the Funds Administrator shall deliver to the Agent and each Borrower a report prepared by or under the supervision of the chief financial officer of the Funds Administrator, and certified by such officer, setting forth with respect to each Borrower the balance of the Allocation Account of such Borrower as of the end of, and all activity occurring in such Allocation Account during, such month. Absent demonstrable error, each such monthly statement shall be final, conclusive and binding on the respective Borrowers.

                         ARTICLE 3. LETTERS OF CREDIT.

         3.1 LETTERS OF CREDIT.

                  (a) Subject to and upon the terms and conditions set forth herein, the Funds Administrator may, for and on behalf of any Borrower, at any time and from time to time on and after the Closing Date, request the Agent either to (i) direct an Issuing Bank to issue for the account of the Funds Administrator and for the benefit of (a) any holder (or any trustee, agent or other similar representative for any such holders) of LC Supportable Obligations of any Borrower, an irrevocable standby letter of credit, in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank, and (b) sellers of goods to any Borrower, an irrevocable trade letter of credit, or (ii) approve the issuance by an Issuing Bank of an irrevocable trade letter of credit upon application made by any Borrower directly to such Issuing Bank pursuant to an application procedure previously approved by the Agent, in each case in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (PROVIDED, that, in the event of any conflict between the terms of this Credit Agreement and such form, the terms of this Credit Agreement shall govern and control). All Letters of Credit shall be denominated in United States dollars and shall be issued on a sight basis only. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Credit Documents, all Existing Letters of Credit shall for all purposes constitute and be deemed and construed to be Letters of Credit issued under this Credit Agreement and each of the Borrowers hereby expressly assumes all Letter of Credit Obligations in respect thereof.

                  (b) Subject to and upon the terms and conditions set forth herein, the Agent agrees that it will, at any time and from time to time on and after the Closing Date, following its receipt of the respective Letter of Credit Request, direct the applicable Issuing Bank to issue (or approve the issuance for the account of Borrowers of), one or more Letters of Credit as are permitted to remain outstanding hereunder without giving rise to a Default or an Event of Default, PROVIDED, that the Agent shall not be under any obligation to direct any Issuing Bank to issue (or to approve the issuance by any Issuing Bank of) any Letter of Credit if at the time of such issuance any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any Requirement of Law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect with respect to such Issuing Bank on the date hereof, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to such Issuing Bank as of the date hereof and which such Issuing Bank reasonably and in good faith deems material to it. The transmittal by the Funds Administrator on behalf of any Borrower or Borrowers of any Letter of Credit Request shall be deemed to be a representation and warranty made by all Borrowers, both at the time of such transmittal and at the time of the issuance of the requested Letter of Credit, that the Letter of Credit may be issued in accordance with and will not violate any of the requirements of this Credit Agreement, including, without limitation, this ARTICLE 3.

         3.2 MAXIMUM LETTER OF CREDIT OBLIGATIONS; FINAL MATURITIES.

         Notwithstanding anything to the contrary contained in this Credit Agreement, (a) no Letter of Credit shall be issued if (x) the Stated Amount thereof, when added to the Letter of Credit Obligations outstanding at such time, would exceed $10,000,000, or (y) after giving effect to such issuance, the sum of the Revolving Loans plus the Letter of Credit Obligations, in each case outstanding at such time would exceed the lesser at such time of (i) the Line of Credit and (ii) the Borrowing Base; and (b) each Letter of Credit shall by its terms terminate on or before (x) in the case of standby Letters of Credit, the date which occurs 12 months after the date of the issuance thereof (although any such standby Letter of Credit may be extendible for successive periods of up to 12 months on terms acceptable to the Agent and the Issuing Bank), and (y) in the case of trade Letters of Credit, on or before the date which occurs 120 days after the date of issuance thereof.

         3.3 LETTER OF CREDIT REQUESTS.

                  (a) Whenever the Funds Administrator, for and on behalf of any Borrower, desires the Agent to direct or approve the issuance of a Letter of Credit for the account of the Funds Administrator (or to amend or modify any existing Letter of Credit), the Funds Administrator shall give the Agent at least five Business Days' (or such shorter period as is acceptable to the Agent) written notice thereof (including by way of facsimile). Each such notice shall be given to Agent in the form of EXHIBIT C hereto (each a "LETTER OF CREDIT REQUEST").

                  (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by Borrowers to Agent and the Lenders that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, this Credit Agreement, including, without limitation, this ARTICLE 3. Upon receipt by the Agent of a Letter of Credit Request, then the Agent shall, subject to the terms and conditions of this Credit Agreement, either direct an Issuing Bank to issue (or amend or modify, as the case may be), or, approve the issuance of (or the amendment or modification of, as the case may be), the requested Letter of Credit for the account of the Funds Administrator in accordance with such Issuing Bank's usual and customary practices. Upon the issuance or modification of, or amendment to, any standby Letter of Credit, the Issuing Bank shall promptly provide written confirmation of such issuance, amendment or modification, as the case may be, to the Funds Administrator and the Agent, and such notice shall be accompanied by a copy of such issuance, modification or amendment, as the case may be. Upon receipt of such notice, the Agent shall promptly provide written notice to the LC Participants of such issuance, modification or amendment, and if requested, the Agent shall provide such LC Participant, with copies of any such issuance, modification or amendment. With regard to trade Letters of Credit, the Issuing Bank shall, on the first Business Day of each week, provide the Agent with a report, by facsimile transmission, of the daily aggregate outstanding trade Letters of

         Credit during the previous week. Upon receipt of such report, the Agent shall provide the LC Participants with the contents of such report. Notwithstanding anything to the contrary contained in this Credit Agreement, in the event that any Lender is a Defaulting Lender, no Issuing Bank shall be required to issue any Letter of Credit unless such Issuing Bank has entered into arrangements satisfactory to it and the Borrowers to eliminate such Issuing Bank's risk with respect to the participation in Letters of Credit by such Defaulting Lender, including by cash collateralizing such Defaulting Lender's Proportionate Share of the Letter of Credit Obligations.

         3.4 LETTER OF CREDIT PARTICIPATIONS.

                  (a) Immediately upon the issuance by an Issuing Bank of any Letter of Credit, such Issuing Bank shall be deemed to have sold and transferred to each Lender (other than such Issuing Bank in its capacity (if any) as a Lender) and each such Lender (in its capacity under this SECTION 3.4, an "LC PARTICIPANT"), shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such LC Participant's Proportionate Share, in such Letter of Credit, each Drawing or payment made thereunder and the joint and several obligations of the respective Borrowers under this Credit Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Commitments or Proportionate Shares of the respective Lenders pursuant to the terms of this Credit Agreement, it is hereby agreed that, with respect to all Letter of Credit Obligations, there shall be an automatic adjustment to the participations pursuant to this SECTION
         3.4 to reflect the new Proportionate Shares of the assignor and assignee Lender, as the case may be.

                  (b) In determining whether to pay under any Letter of Credit, no Issuing Bank shall have any obligation relative to the Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by an Issuing Bank under or in connection with any Letter of Credit issued by it shall not create for such Issuing Bank any resulting liability to any Borrower, any other Credit Party, any Lender or any other Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

                  (c) In the event that any Issuing Bank makes any payment under any Letter of Credit issued by it, such Issuing Bank shall promptly notify the Agent, which shall promptly notify each LC Participant of such failure, and each LC Participant shall promptly and unconditionally pay to such Issuing Bank the amount of such LC Participant's Proportionate Share of such unreimbursed payment in United States dollars and in same day funds. If the Agent so notifies, prior to 12:00 Noon (New York time) on any Business Day, any LC Participant required to fund a payment under a Letter of Credit, such LC Participant shall make available to such Issuing Bank in United States dollars such LC Participant's Proportionate Share of the amount of such payment on such Business Day in same day funds. If and to the extent such LC Participant shall not have so made its Proportionate Share of the amount of such payment available to the Issuing Bank, such LC Participant agrees to pay to such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Bank at the overnight Federal Funds Rate for the first 3 days and at the interest rate applicable to Revolving Loans for each day thereafter. The failure of any LC Participant to make available to an Issuing Bank its Proportionate Share of any payment under any Letter of Credit shall not relieve any other LC Participant of its obligation hereunder to make available to such Issuing Bank its Proportionate Share of any payment under any Letter of Credit on the date required, as specified above, but no LC Participant shall be responsible for the failure of any other LC Participant to make available to such Issuing Bank such other LC Participant's Proportionate Share of any such payment.

                  (d) Whenever an Issuing Bank receives a payment of a reimbursement obligation as to which it has received any payments from the LC Participants pursuant to CLAUSE (c) above, such Issuing Bank shall pay to each such LC Participant which has paid its Proportionate Share thereof, in United States dollars and in same day funds, an amount equal to such LC Participant's share (based upon the proportionate aggregate amount originally funded by such LC Participant to the aggregate amount funded by all LC Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

                  (e) Upon the request of any LC Participant, each Issuing Bank shall furnish to such LC Participant such documentation as may reasonably be requested by such LC Participant.

                  (f) The obligations of the LC Participants to make payments to any Issuing Bank with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Credit Agreement under all circumstances, including, without limitation, any of the following circumstances:

                           (i) any lack of validity or enforceability of this
                  Credit Agreement or any of the other Credit Documents;

                           (ii) the existence of any claim, setoff, defense or
                  other right which any Credit Party or any Subsidiary of any Credit Party may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, any LC Participant, or any other Person, whether in connection with this Credit Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Credit Party or any Subsidiary of any Credit Party and the beneficiary named in any such Letter of Credit);

                           (iii) any draft, certificate or any other document
                  presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (iv) surrender or impairment of any security for the
                  performance or observance of any of the terms of any of the Credit Documents; or

                           (v) the occurrence of any Default or Event of
                  Default.

         3.5 AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS.

                  (a) Borrowers jointly and severally agree to reimburse each Issuing Bank, by making payment to the Agent in immediately available funds, for any payment or disbursement made by such Issuing Bank under any Letter of Credit issued by it, not later than one Business Day following receipt by the Funds Administrator of notice from the Agent of such payment or disbursement, with interest on the amount so paid or disbursed by such Issuing Bank, to the extent not reimbursed prior to 12:00 Noon on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Bank is reimbursed therefor at a rate per annum equal to the Prime Lending Rate in effect from time to time PLUS one and one-half percent (1.50%); PROVIDED, that, to the extent such amounts are not reimbursed prior to 12:00 Noon on the third Business Day following the receipt by the Funds Administrator of notice of such payment or disbursement or following the occurrence and during the continuance of a Default or an Event of Default, interest shall thereafter accrue on the amounts so paid or disbursed by the Issuing Bank (and until reimbursed by Borrowers) at a rate per annum equal to the Prime Lending Rate in effect from time to time PLUS one and one-half percent (1.50%) PLUS two percent (2.00%), with such interest to be payable on demand. The Issuing Bank shall give the Funds Administrator prompt written notice of each Drawing under any Letter of Credit issued by it, PROVIDED, that the failure to give any such notice shall in no way affect, impair or diminish any Borrower's obligations hereunder.

                  (b) The joint and several obligations of the Borrowers under this SECTION 3.5 to reimburse the Issuing Bank with respect to drawings under Letters of Credit issued by it (each a "DRAWING") (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which any Borrower or any Subsidiary of any Borrower may have or have had against any Lender (including in its capacity as an Issuing Bank or as a LC Participant), including, without limitation, any defense based upon the failure of any Drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; PROVIDED, that Borrowers shall not be obligated to reimburse any Issuing Bank for any wrongful payment made by such Issuing Bank under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Bank (as determined by a court of competent jurisdiction in a final and non-appealable decision).

         3.6 INCREASED COSTS.

         If, at any time after the Closing Date, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Issuing Bank or any LC Participant with any request or directive by any such Governmental Authority (whether or not having the force of law), shall either
(i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by such Issuing Bank or participated in by such LC Participant, or (ii) impose on such Issuing Bank or such LC Participant any other conditions relating, directly or indirectly, to this Credit Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to such Issuing Bank or such LC Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by such Issuing Bank or such LC Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Issuing Bank or such LC Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, upon the delivery at any time within 180 days after the date on which an officer of the Issuing Bank or LC Participant, as the case may be, responsible for overseeing this Credit Agreement knows or has reason to know of its right to additional compensation under this SECTION 3.6, of the certificate referred to below to the Funds Administrator by such Issuing Bank or such LC Participant, as the case may be (a copy of which certificate shall be sent by such Issuing Bank or such LC Participant to the Agent), Borrowers jointly and severally agree to pay to such Issuing Bank or such LC Participant such additional amount or amounts as will compensate such Issuing Bank or such LC Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital; PROVIDED, that if such Issuing Bank or such LC Participant, as the case may be, fails to deliver such demand within such 180-day period, such entity shall only be entitled to additional compensation for any such costs incurred from and after the date that is 180 days prior to the date the Borrowers received such demand. Any Issuing Bank or any LC Participant, upon determining that any additional amounts will be payable pursuant to this SECTION 3.6, will give prompt written notice thereof to the Funds Administrator, which notice shall include a certificate submitted to the Funds Administrator by the Issuing Bank or such LC Participant (a copy of which certificate shall be sent by such Issuing Bank or such LC Participant to the Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Bank or such LC Participant. Any certificate required to be delivered pursuant to this SECTION 3.6 shall, absent demonstrable error, be final and conclusive and binding on Borrowers.

                     ARTICLE 4. COMPENSATION, REPAYMENT AND
                            REDUCTION OF COMMITMENTS.

         4.1 INTEREST ON REVOLVING LOANS.

                  (a) Interest on the unpaid principal amount of the Revolving Loans which are Prime Rate Loans shall be payable monthly in arrears on the first Business Day of each month, at an interest rate per annum equal to the Prime Lending Rate.

                  (b) Interest on the unpaid principal amount of Revolving Loans which are LIBOR Rate Loans shall be payable on the earliest to occur of
         (i) the last day of each Interest Period with respect to such LIBOR Rate Loans, (ii) ninety (90) days following the commencement of the applicable Interest Period for such LIBOR Rate Loans, (iii) the date of conversion of such LIBOR Rate Loans (or a portion thereof) to a Prime Rate Loan (on the portion so converted) and (iv) the maturity of such LIBOR Rate Loans, at an interest rate per annum equal during the Interest Period for such LIBOR Rate Loans to the LIBOR Rate for the Interest Period in effect for such LIBOR Rate Loans PLUS the LIBOR Margin, in effect from time to time, with respect to such Loans. After maturity of such LIBOR Rate Loans (whether by acceleration or otherwise), interest shall be payable upon demand. The Agent upon determining the LIBOR Rate for any Interest Period shall promptly notify the Funds Administrator and the Lenders by telephone (confirmed promptly in writing) or in writing thereof.

                  (c) Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent demonstrable error.

                  (d) Notwithstanding the provisions of SECTION 4.1(b), the Borrowers shall pay to each Lender, so long as and to the extent such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency liabilities (as defined in Regulation D), additional interest on the unpaid principal amount of each Revolving Loan comprised of LIBOR Rate Loans of such Lender, from the date of such LIBOR Rate Loan until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the LIBOR Rate for the applicable Interest Period for such LIBOR Rate Loan from
         (ii) the rate obtained by dividing such LIBOR Rate by a percentage equal to 1 MINUS the stated maximum rate (stated as a decimal) applicable two (2) Business Days before the first day of such Interest Period of all reserves, if any, required to be maintained against Eurocurrency liabilities as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents) having a term equal to the Interest Period applicable to such LIBOR Rate Loan. Such Lender shall as soon as practicable provide notice to the Agent and the Funds Administrator of any such additional interest arising in connection with such LIBOR Rate Loan, which notice shall be conclusive and binding, absent demonstrable error.

         4.2 UNUSED LINE FEE.

         The Borrowers shall pay to the Agent, for the ratable benefit of the Lenders, a non-refundable fee (the "UNUSED LINE FEE") equal to three-eighths of one percent (0.375%) per annum of the unused portion of the Line of Credit (with any outstanding Letters of Credit constituting usage of the Line of Credit). The Unused Line Fee shall accrue daily from the Closing Date until the Expiration Date, and shall be due and payable monthly in arrears, on the first Business Day of each month and on the Expiration Date.

         4.3 LETTER OF CREDIT FEES.

                  (a) The Agent, for the ratable benefit of the LC Participants, shall be entitled to charge to the account of the Funds Administrator on the first Business Day of each month, a fee (the "LETTER OF CREDIT FEE"), in an amount equal to the LIBOR Margin in effect from time to time of the Stated Amount of Letters of Credit outstanding during the immediately preceding month. In addition, the Agent shall be entitled to charge to the account of the Funds Administrator on the first Business Day of each month, for the account of the Agent, a fee (the "L/C FACING FEE") in an amount equal to one-half percent (0.5%) per annum (or a minimum of US$500.00 per year per Letter of Credit) of the Stated Amount of Letters of Credit outstanding during the immediately preceding month.

                  (b) In addition to the above described fees, the Borrowers agree to pay to the Issuing Bank such bank's charges, fees, costs and expenses in connection with the issuance, transfer, amendment and payment of any Letter of Credit (the "ISSUING BANK FEES"). Each Issuing Bank shall be entitled to request the Agent to charge the account of the Borrowers for Issuing Bank Fees incurred by such Issuing Bank. Such charges, fees, costs and expenses shall be payable as and when incurred by the Issuing Bank. Each determination by the Agent or the Issuing Bank, as the case may be, of the Letter of Credit Fees, LC Facing Fees, Issuing Bank Fees and other fees, costs and expenses charged under this Section shall be conclusive and binding for all purposes, absent demonstrable error.

         4.4 INTEREST AND LETTER OF CREDIT FEES AFTER EVENT OF DEFAULT.

         From the date of occurrence of an Event of Default (after giving effect to any applicable grace period) until the earlier of the date upon which (i) all Obligations shall have been paid and satisfied in full or (ii) such Event of Default shall have been cured or waived, interest on the Revolving Loans and Letter of Credit Fees on Letter of Credit Obligations shall each be payable on demand at a rate per annum equal to, with respect to the Revolving Loans, the rate in effect under SECTION 4.1, PLUS two percent (2%), and with respect to the Letter of Credit Obligations, the rate at which Letter of Credit Fees are charged pursuant to the first sentence of SECTION 4.3(a), PLUS two percent (2%).

         4.5 COLLATERAL MONITORING FEE.

         On July 1, 2001 and the first day of each calendar month ending thereafter, the Borrowers shall pay to the Agent, for its own account, a non-refundable monthly collateral monitoring fee (the "COLLATERAL MONITORING FEE") in the amount of $15,000.

         4.6 ADDITIONAL FEES.

                  (a) The Borrowers shall pay to the Agent on the Closing Date for the ratable benefit of the Lenders a non-refundable closing fee (the "CLOSING FEE") in the amount of $1,000,000.

                  (b) FACILITY FEE. The Borrowers shall pay to the Agent for the ratable benefit of the Lenders a non-refundable facility fee (the "FACILITY FEE") in the amount of $2,000,000. The Facility Fee shall be fully earned and payable on the first anniversary of the Closing Date; provided that no Facility Fee shall be payable by the Borrowers on such date if:

                           (i) EBITDA, as determined as of the last day of the
                  month ending immediately prior to the first anniversary of the Closing Date (the "FACILITY FEE TEST DATE") for the twelve-month period ending on such date, is at least $45,000,000;

                           (ii) the ratio of Indebtedness of the Consolidated
                  Entity as of the Facility Fee Test Date, to EBITDA, for the twelve-month period ending on such date, is no greater than
                  4.75 to 1.00; and

                           (iii) Excess Availability, as determined as of the
                  Facility Fee Test Date, is greater than $25,000,000.

         4.7 EXPENSES.

         The Borrowers shall reimburse the Expenses of the Agent or any Lender, as the case may be, promptly upon demand.

         4.8 MANDATORY PAYMENT OF REVOLVING LOANS; REDUCTIONS OF COMMITMENTS.

                  (a) Except during the period described in SECTION 2.2(b)(ii), the aggregate outstanding principal amount of Revolving Loans PLUS Letter of Credit Obligations at any time in excess of the lesser at such time of (i) the Line of Credit or (ii) the Borrowing Base, shall be immediately due and payable without the necessity of any demand.

                  (b) On the Expiration Date, the Commitment of each Lender shall automatically reduce to zero (-0-).

                  (c) The Borrowers may reduce or terminate the Line of Credit in whole, or in part at any time and from time to time; PROVIDED, that each such reduction must be in an amount not less than $5,000,000 (and in increments of $1,000,000 in excess thereof). Once reduced, no portion of the Line of Credit may be reinstated. If the Borrowers seek to reduce the Line of Credit to less than $25,000,000, then the Line of Credit shall be automatically and permanently reduced to zero ($0).

         4.9 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF ACCOUNT.

         The Agent shall maintain an account on its books in the name of the Borrowers (the "LOAN ACCOUNT") in which the Borrowers will be charged with all loans and advances made by the Lenders to the Borrowers or for the account of the Borrowers, including the Revolving Loans and all Letter of Credit Obligations, the Fees, the Expenses and any other Obligations, as and when such payments become due. The Loan Account will be credited with all payments received by the Agent from the Borrowers or for the account of the Borrowers, including all amounts received in the BT Account from the Collection Banks. After the end of each month, the Agent shall send the Funds Administrator a monthly statement accounting for the charges, loans, advances and other transactions occurring among and between the Agent, the Lenders and the Borrowers during that month, PROVIDED, that the failure of the Agent to send such statement to the Funds Administrator shall not relieve the Borrowers of any Obligations. Absent demonstrable error, each monthly statement shall be an account stated and shall be final, conclusive and binding on the Borrowers.

         4.10 PAYMENT PROCEDURES.

         Payments of Fees, principal of and interest on the Revolving Loans and Expenses payable to the Agent or any Lender shall be made in each case not later than 2:00 P.M. Chicago time on the day when due, in immediately available United States dollars, to the Payment Office. The Borrowers hereby authorize the Agent to charge the Loan Account with the amount of all payments to be made hereunder and under the other Credit Documents, including all Fees and Expenses, as and when such payments become due. The joint and several obligations of the Borrowers to the Lenders with respect to such payments shall be discharged by making such payments to the Agent pursuant to this Section or, at the Agent's option, by the charging of the Loan Account by the Agent.

         4.11 COLLECTION OF ACCOUNTS.

         Until instructed otherwise by the Agent, each Borrower shall be entitled to receive Collections directly from account debtors in accordance with its historical practices. On or prior to the Closing Date, each Borrower, the Agent and financial institutions selected by such Borrower and reasonably acceptable to the Agent (the "COLLECTION BANKS") shall enter into agreements in form and substance satisfactory to Agent (the "DEPOSITARY ACCOUNT AGREEMENTS"), which among other things shall provide for the opening of an account for the deposit of Collections (a "COLLECTION ACCOUNT") at a Collection Bank. All Collections and other amounts received by each Borrower from any account debtor, in addition to all other cash received by any Borrower in respect of any other Collateral, shall upon receipt be deposited into a Collection Account. Termination of such arrangements shall also be subject to prior written approval by the Agent. Upon the terms and subject to the conditions set forth in the Depositary Account Agreements, all available amounts held in each Collection Account shall be wired each Business Day into an account (the "BT ACCOUNT") maintained by the Agent at BTCo. Amounts received in the BT Account from the Collection Banks shall be credited to the Loan Account and distributed and applied as set forth in SECTION 4.12.

         4.12 DISTRIBUTION AND APPLICATION OF COLLECTIONS AND OTHER AMOUNTS.

         All Collections received by the Agent, and all other amounts received by the Borrowers and delivered to the Agent, shall be credited to the Loan Account; PROVIDED, that if an Event of Default has occurred and is continuing, all Collections and other amounts received by Agent shall be distributed and applied in the following order: FIRST, to the payment of any Fees, Expenses or other Obligations due and payable to the Agent under any of the Credit Documents, including Agent Advances and any other amounts advanced by the Agent on behalf of the Lenders; SECOND, to the payment of any Fees, Expenses or other Obligations due and payable to any Issuing Bank under any of the Credit Documents; THIRD, to the ratable payment of any Fees, Expenses or other Obligations due and payable to the Lenders under any of the Credit Documents other than those Obligations specifically referred to in this Section; FOURTH, to the ratable payment of interest due on the Revolving Loans; and, FIFTH, to the ratable payment of principal due on the Revolving Loans.

         4.13 CALCULATIONS.

         All calculations of (i) interest hereunder and (ii) Fees, including, without limitation, Unused Line Fees and Letter of Credit Fees, shall be made by the Agent, on the basis of a year of 360 days, or, if such computation would cause the interest and Fees chargeable hereunder to exceed the Highest Lawful Rate, 365/366 days, in each case for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable. Each determination by the Agent of an interest rate, Fee or other payment hereunder shall be conclusive and binding for all purposes, absent demonstrable error.

         4.14 SPECIAL PROVISIONS RELATING TO LIBOR RATE LOANS

                  (a) CONTINUATION. With respect to any Borrowing consisting of LIBOR Rate Loans, the Borrowers may, subject to the provisions of
         SECTION 4.14(c), elect to maintain such Borrowing or any portion thereof as consisting of LIBOR Rate Loans by selecting a new Interest Period for such Borrowing, which new Interest Period shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by notice given not later than noon Chicago time on the third Business Day prior to the date of any such continuation relating to LIBOR Rate Loans, by the Funds Administrator to the Agent. Such notice by the Funds Administrator of a continuation (a "NOTICE OF CONTINUATION") shall be by telephone or facsimile transmission, and if by telephone, promptly confirmed in writing, substantially in the form of EXHIBIT D, in each case specifying (i) the date of such continuation, (ii) the aggregate amount of Revolving Loans subject to such continuation and (iii) the duration of the selected Interest Period. The Borrowers may elect to maintain more than one Borrowing consisting of LIBOR Rate Loans by combining such Borrowings into one Borrowing and selecting a new Interest Period pursuant to this SECTION 4.14(a). If the Borrowers shall fail to select a new Interest Period for any Borrowing consisting of LIBOR Rate Loans in accordance with this SECTION 4.14(a), such Revolving Loans will automatically, on the last day of the then existing Interest Period therefor, convert into Prime Rate Loans. The Agent shall give each Lender prompt notice by telephone or facsimile transmission of each Notice of Continuation.

                  (b) CONVERSION. The Borrowers may on any Business Day (so long as no Default or Event of Default has occurred and is continuing), upon notice (each such notice, a "NOTICE OF CONVERSION") given to the Agent, and subject to the provisions of SECTION 4.14(c), convert the entire amount of or a portion of all Revolving Loans of one Type comprising the same Borrowing into Revolving Loans of the other Type; PROVIDED, THAT any conversion of any LIBOR Rate Loans into Prime Rate Loans shall be made on, and only on, the last day of an Interest Period for such LIBOR Rate Loans and, upon conversion of any Prime Rate Loans into LIBOR Rate Loans, the Borrowers shall pay accrued interest to the date of conversion on the principal amount converted. Each such Notice of Conversion shall be given not later than noon Chicago time on the Business Day prior to the date of any proposed conversion into Prime Rate Loans and on the third Business Day prior to the date of any proposed conversion into LIBOR Rate Loans. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone or facsimile transmission, and if by telephone, promptly confirmed in writing, substantially in the form of EXHIBIT D-1, in each case specifying (i) the requested date of such conversion, (ii) the Type of Revolving Loans to be converted, (iii) the portion of such Type of Revolving Loan to be converted, (iv) the Type of Revolving Loans such Revolving Loans are to be converted into and (v) if such conversion is into LIBOR Rate Loans, the duration of the Interest Period of such Revolving Loan. Each conversion shall be in an aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. The Borrowers may elect to convert the entire amount of or a portion of all Revolving Loans of one Type comprising more than one Borrowing into Revolving Loans of another Type by combining such Borrowings into one Borrowing; PROVIDED, THAT if the Borrowings so combined consist of LIBOR Rate Loans, such Loans shall have Interest Periods ending on the same date.

                  (c) CERTAIN LIMITATIONS ON LIBOR RATE LOANS. The right of the Borrowers to maintain, select, continue or convert LIBOR Rate Loans shall be limited as follows:

                           (i) If the Agent is not offering United States dollar
                  deposits (in the applicable amounts) in the London interbank market, or the Agent determines that adequate and fair means do not otherwise exist for ascertaining the LIBOR Rate or LIBOR Rate Loans comprising any requested Borrowing, continuation or conversion, the right of the Borrowers to select or maintain LIBOR Rate Loans for such Borrowing or any subsequent Borrowing shall be suspended until the Agent shall notify the Funds Administrator and the Lenders that the circumstances causing such suspension no longer exist, and each Revolving Loan shall be made as a Prime Rate Loan.

                           (ii) If the Majority Lenders shall, at least two (2)
                  Business Days before the date of any requested Borrowing, continuation or conversion, notify the Agent that the LIBOR Rate for Revolving Loans comprising such Borrowing will not adequately reflect the cost to such Lenders of making or funding their respective Revolving Loans for such Borrowing, the right of the Borrowers to select LIBOR Rate Loans for such Borrowing shall be suspended until the Agent shall notify the Funds Administrator and the Lenders that the circumstances causing such suspension no longer exist, and each Revolving Loan comprising such Borrowing and each other Borrowing requested during such period of suspension shall be made as a Prime Rate Loan.

                           (iii) If at any time any Lender determines (which
                  determination shall, absent demonstrable error, be conclusive and binding on all parties) that the making, continuation or conversion of any Revolving Loan as a LIBOR Rate Loan by such Lender has become unlawful or impermissible by reason of compliance by that Lender with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law), then, and in any such event, such Lender may give notice of that determination in writing, to the Agent and the Funds Administrator and the Agent shall promptly transmit the notice to each other Lender. Until such Lender gives notice otherwise, the right of the Borrowers to select LIBOR Rate Loans from that Lender shall be suspended and each Revolving Loan made by that Lender, notwithstanding the Type of Revolving Loan made by the other Lenders, shall be a Prime Rate Loan and each LIBOR Rate Loan outstanding from that Lender shall automatically, on the last day of the existing Interest Period therefor (or earlier, if so required under such law, rule, regulation or order), convert to a Prime Rate Loan.

                           (iv) No Agent Advance shall be made as a LIBOR Rate
                  Loan.

                           (v) no more than five (5) Interest Periods with
                  respect to LIBOR Rate Loans may be in effect at any time.

                           (vi) No Revolving Loans may be made, continued or
                  converted as or to LIBOR Rate Loans at any time that a Default or Event of Default shall have occurred and be continuing.

                  (d) COMPENSATION.

                           (i) Each Notice of Continuation and Notice of
                  Conversion shall be irrevocable by and binding on the Borrowers. In the case of any Borrowing, continuation or conversion that the related Notice of Borrowing, Notice of Continuation or Notice of Conversion specifies is to be comprised of LIBOR Rate Loans, the Borrowers shall indemnify each Lender against any loss, cost or expense incurred by such Person as a result of any failure to fulfill, on or before the date for such Borrowing, continuation or conversion specified in such Notice of Borrowing, Notice of Continuation or Notice of Conversion, the applicable conditions set forth in ARTICLE 5, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund the Revolving Loan to be made by such Lender as part of such Borrowing, continuation or conversion.

                           (ii) If any payment of principal of, or conversion or
                  continuation of, any LIBOR Rate Loan is made other than on the last day of the Interest Period for such Loan as a result of a payment, prepayment, conversion or continuation of such Loan or acceleration of the maturity of the Revolving Notes or for any other reason, the Borrowers shall, upon demand by any Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by any Lender to fund or maintain such Loan.

                           (iii) Calculation of all amounts payable to a Lender
                  under this SECTION 4.14(d) shall be made as though such Lender elected to fund all LIBOR Rate Loans by purchasing United State dollar deposits in its LIBOR Lending Office's interbank eurodollar market.

         4.15 INDEMNIFICATION IN CERTAIN EVENTS.

                  (a) INCREASED COSTS. If after the Closing Date, either (i) any change in or in the interpretation of any law or regulation is introduced, including, without limitation, with respect to reserve requirements applicable to the Agent, to any of the Lenders, Deutsche Bank, AG or any other affiliated banking or financial institution from whom any of the Lenders borrows funds or obtains credit (a "FUNDING BANK"), or (ii) the Agent, a Funding Bank or any of the Lenders complies with any future guideline or request from any central bank or other Governmental Authority proposed or promulgated after the date of the Agreement or (iii) the Agent, a Funding Bank or any of the Lenders reasonably determines that the adoption of any applicable law, rule or regulation regarding capital adequacy or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof announced after the date of this Credit Agreement has or would have the effect described below, or the Agent, a Funding Bank or any of the Lenders complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency announced after the date of this Credit Agreement and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the effect of reducing the rate of return on any of such Person's capital as a consequence of its obligations hereunder to a level below that which such Person could have achieved but for such adoption, change or compliance (taking into consideration such Person's policies with respect to capital adequacy) by an amount reasonably deemed by such Person to be material, and any of the foregoing events described in CLAUSES (i), (ii) OR (iii) increases the cost to the Agent, or any of the Lenders of (A) funding or maintaining any Commitment or (B) issuing, causing the issuance of making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or reduces the amount receivable in respect thereof by the Agent or any Lender, then the Borrowers shall upon demand by the Agent at any time within 180 days after the date on which an officer of the Agent, such Funding Bank or such Lender, as the case may be, responsible for overseeing this Credit Agreement knows or has reason to know of its right to additional compensation under this
         SECTION 4.15(a), pay to the Agent, for the account of such Lender or, as applicable, the Agent or a Funding Bank, additional amounts sufficient to reimburse the Agent, such Funding Bank and such Lender against such increase in cost or reduction in amount receivable; PROVIDED, HOWEVER, that if the Agent or any such Lender or Funding Bank, as the case may be, fails to deliver such demand within such 180-day period, such entity shall only be entitled to additional compensation for any such costs incurred from and after the date that is 180 days prior to the date the Borrowers received such demand; and PROVIDED FURTHER, HOWEVER, that before making any such demand, the Agent and each Lender agree to use reasonable efforts (consistent with such Person's internal policy and legal and regulatory restrictions) to mitigate or avoid such increased costs, including, without limitation, designating a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and so long as such efforts would not, in the reasonable judgment of such Person, be otherwise disadvantageous to such Person. A certificate as to the amount of such increased cost, and setting forth in reasonable detail the calculation thereof, shall be submitted to the Funds Administrator by the Agent, or the applicable Lender or Funding Bank, and shall be conclusive absent demonstrable error.

                  (b) Each Lender will promptly notify the Agent, and the Agent will promptly notify the Funds Administrator, of any event of which it has knowledge that would entitle such entity to additional compensation under this SECTION 4.15. Neither the Agent nor any Lender shall request any additional compensation under this SECTION 4.15 unless it is generally making similar requests of other borrowers similarly situated, and the Agent and each Lender agrees to use a reasonable basis for calculating amounts allocable to its commitment to lend or its Loans and Letter of Credit Obligations, if any, hereunder.

         4.16 SUBSTITUTION OF LENDERS.

         In the event the Borrowers become obligated to pay additional amounts to any Lender pursuant to SECTION 4.15, or any Lender is a Defaulting Lender, the Funds Administrator may designate another Lender (with such other Lender's consent) reasonably acceptable to the Agent (such other Lender herein called a "REPLACEMENT LENDER") to purchase the Loans and other Obligations of such Lender and such Lender's rights hereunder, without recourse to or warranty by, or expense to, such Lender for a purchase price equal to the outstanding principal amount of the Loans owing to such Lender PLUS any accrued but unpaid interest on such Loans and other Obligations and accrued but unpaid Unused Line Fees in respect of such Lender's Commitment and any other amounts payable to such Lender under this Credit Agreement, and to assume all the obligations of such Lender hereunder and, upon such purchase, such Lender shall on longer be a party hereto or have any rights hereunder (other than indemnities and other similar rights applicable to such Lender prior to the date of such assignment and assumption) and shall be relieved from all obligations to the Borrowers hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder.

                        ARTICLE 5. CONDITIONS PRECEDENT.

         5.1 CONDITIONS PRECEDENT TO INITIAL REVOLVING LOAN AND LETTER OF
CREDIT.

         The obligation of each Lender to fund its Proportionate Share of the initial Borrowing (or, if it shall occur earlier, the obligation of the Agent to cause the issuance by the Issuing Bank of the initial Letter of Credit and of each Lender to purchase a participation therein) is in each case subject to the satisfaction or waiver of the following conditions precedent:

                  (a) CLOSING DOCUMENTS. The Agent and the Lenders shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the List of Closing Documents attached hereto as SCHEDULE A (the "CLOSING DOCUMENT LIST").

                  (b) FEES AND EXPENSES. All Fees and Expenses payable by the Borrowers hereunder on or before the Closing Date shall have been paid in full.

                  (c) POST-PETITION OBLIGATIONS; EXISTING LETTERS OF CREDIT. (i) All Post-Petition Obligations (other than such Obligations in respect of Existing Letters of Credit) shall have been (or concurrently with the initial advance under this Credit Agreement shall be) repaid and the commitments thereunder shall have been terminated, and (ii) all Post-Petition Obligations in respect of Existing Letters of Credit shall have been assumed by the Borrowers hereunder.

                  (d) EFFECTIVENESS OF BORROWERS' REORGANIZATION PLAN. The Bankruptcy Court shall have entered the Confirmation Order confirming the Reorganization Plan and authorizing the Borrowers to enter into and consummate the transactions contemplated by the Reorganization Plan, including, without limitation, execution and delivery of this Credit Agreement and each of the other Credit Documents.

                  (e) CONFIRMATION ORDER. The Confirmation Order shall not have been stayed, reversed, vacated or materially modified without the Agent's written consent.

                  (f) MATERIAL CONSENTS AND APPROVALS. All governmental and material third party approvals necessary or, in the sole discretion of the Agent, advisable in connection with this Credit Agreement and other Credit Documents, and the other transactions contemplated by the Reorganization Plan shall have been obtained and shall be in full force and effect.

                  (g) EXCESS AVAILABILITY. Excess Availability shall be no less than $7,500,000, after giving effect to payment of all amounts due and payable by the respective Borrowers on the Closing Date pursuant to the Confirmation Order and the Reorganization Plan.

                  (h) OTHER DOCUMENTS. Borrowers shall have delivered or caused to be delivered to the Agent, in each case in form and substance satisfactory to Agent, (i) all information required pursuant to SECTION
         7.2 and (ii) such other business and/or financial and data and other information as the Agent shall reasonably request.

                  (i) OFFICER'S CERTIFICATE. The Agent shall have received a certificate dated the Closing Date signed on behalf of the Funds Administrator and each of the Borrowers by a Responsible Officer of the Funds Administrator stating that all of the conditions set forth in SECTIONS 5.2(a) and (b) have been satisfied on and as of such date.

         5.2 CONDITIONS PRECEDENT TO ALL REVOLVING LOANS AND LETTERS OF CREDIT.

         The obligation of each Lender to fund its Proportionate Share of any requested Revolving Loan (or of the Agent to cause the Issuing Bank to issue any requested Letter of Credit and of each LC Participant to purchase a participation therein) is in each case subject to the satisfaction of the conditions precedent set forth below. Each Notice of Borrowing, each Letter of Credit Request and each issuance by any Borrower of a check drawn against, or request for transfer from, the Disbursement Account shall constitute a representation and warranty to the Agent and each Lender by the Borrowers that such conditions are satisfied.

                  (a) All representations and warranties contained in this Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date of such Notice of Borrowing, Letter of Credit Request, or issuance of a check drawn against, or request for transfer from, the Disbursement Account both before and after giving effect thereto and to the application of the proceeds thereof, in each case as if then made, other than representations and warranties that expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate in all material respects on and as of such earlier date); and

                  (b) No Default or Event of Default shall have occurred and be continuing or could reasonably be expected to result from the making of the requested Revolving Loan or the issuance of the requested Letter of Credit.

                   ARTICLE 6. REPRESENTATIONS AND WARRANTIES.

         To induce the Agent and the Lenders to enter into this Credit Agreement and to induce the Lenders to make the Loans and other financial accommodations described herein, each of the Borrowers hereby represents and warrants to the Agent and the Lenders that the representations and warranties contained in this
ARTICLE 6 are true and correct. Such representations and warranties, and all other representations and warranties made by the Borrowers in any other Credit Documents, shall survive the execution and delivery of this Credit Agreement and such other Credit Documents.

         6.1 ORGANIZATION AND QUALIFICATION.

         Each Credit Party and each Subsidiary of each Credit Party (i) are corporations, limited partnerships or limited liability companies, as the case may be, duly organized, validly existing and in good standing under the laws of the respective states or other jurisdictions of their formation, (ii) have the power and authority to own their respective properties and assets and to transact their respective businesses in which they presently are, or propose to be, engaged and (iii) are duly qualified and are authorized to do business and are in good standing in each of the respective jurisdictions where they presently are, or propose to be, engaged in business, in each case, except where any failures to be so qualified, authorized and in good standing could not reasonably be expected singly or in the aggregate to have a Material Adverse Effect. SCHEDULE B, PART 6.1 lists all jurisdictions in which each Credit Party and each Subsidiary of each Credit Party are qualified to do business as foreign corporations, limited partnerships or limited liability companies, as the case may be.

         6.2 AUTHORITY.

         Each Credit Party and each Subsidiary of each Credit Party has the requisite power and authority to execute, deliver and perform the respective Credit Documents to which they are parties. All corporate, partnership, limited liability company, or similar action necessary for the execution, delivery and performance of any of the Credit Documents by each Credit Party and each Subsidiary of each Credit Party which is a party thereto has been taken.

         6.3 ENFORCEABILITY.

         This Credit Agreement and each of the other Credit Documents are the legal, valid and binding obligations of each Credit Party and each Subsidiary of each Credit Party which are parties thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally, and (ii) general principles of equity.

         6.4 NO CONFLICTS.

         The execution, delivery and performance of each Credit Document by each Credit Party and each Subsidiary of each Credit Party which are parties thereto are not in contravention of (i) the Governing Documents of such Persons, or (ii) any Requirement of Law, or (iii) any indenture, contract, agreement or instrument or other commitment to which any or all of such Persons are parties or by which any of such Persons or any of its properties are bound, and will not, except as contemplated herein and as contemplated by Section 4.12 of the Junior Secured Note Indenture, result in the imposition of any Liens upon any of the properties of any of such Persons.

         6.5 CONSENTS AND FILINGS.

         No consent, authorization, permit or filing is required in connection with the execution, delivery and performance of this Credit Agreement or any other Credit Document by any Credit Party or any Subsidiary of any Credit Party which are parties thereto, or in connection with the continuing operations of such Persons, except (i) those that have been obtained or made and (ii) filings necessary to create, perfect or retain the perfection of Liens granted by the respective Credit Parties in favor of the Agent on the Collateral.

         6.6 GOVERNMENT REGULATION.

         No Borrower nor any Subsidiary of any Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Federal Power Act or any other similar Requirement of Law that limits the respective abilities of such Persons to incur indebtedness or consummate the transactions contemplated in this Credit Agreement and the other Credit Documents.

         6.7 SOLVENCY.

         The present fair saleable value of the assets of each Borrower exceeds all its probable liability on its existing debts as they become absolute and matured, including those to be incurred pursuant to this Credit Agreement and the other Credit Documents. No Borrower (i) has unreasonably small capital in relation to the business in which it is or proposes to be engaged and (ii) has incurred and believes that it will incur, after giving effect to the transactions contemplated by this Credit Agreement, debts beyond its ability to pay as such debts become due.

         6.8 RIGHTS IN COLLATERAL PRIORITY OF LIENS.

         All property constituting Collateral is owned or leased by the respective Borrowers, free and clear of any and all Liens in favor of third parties, other than Permitted Liens. Upon the proper filing of the UCC financing and termination statements, in each case listed in the Closing Document List, the security interests granted pursuant to the Credit Documents constitute valid and enforceable first, prior (subject to Permitted Liens) and perfected Liens on the Collateral, to the extent such Liens can be perfected by the filing of such financing statements.

         6.9 FINANCIAL DATA.

                  (a) The Borrowers have provided or caused to be provided to the Agent and each of the Lenders complete and accurate copies of the following Financial Statements: (i) audited Financial Statements as of March 31, 2000, (ii) unaudited Financial Statements as of March 31, 2001 and (iii) unaudited Financial Statements as of April 30, 2001. All such Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved and fairly present the respective consolidated financial positions, results of operations and cash flows of Persons indicated for each of the periods covered subject, in the case of interim Financial Statements, to normal year-end audit adjustments and the absence of footnotes.

                  (b) The Consolidated Entity has no material Contingent Obligation (or any other material liability which was not incurred in the ordinary course of business) which is not reflected in such Financial Statements or the footnotes thereto (or Forms 10-K and 10-Q of which such Financial Statements form a part), or is not otherwise disclosed on SCHEDULE B, PART 6.9.

         6.10 LOCATIONS OF OFFICES, RECORDS AND INVENTORY.

                  (a) The address of the principal place of business and, if there is more than one principal place of business, the chief executive office, of each Credit Party is set forth on SCHEDULE B, PART 6.10(a), as the same may be amended after the Closing Date in accordance with
         SECTION 11.11. The books and records of each Credit Party, and all its chattel paper, if any, and records of Accounts, are maintained exclusively at one or more of such locations.

                  (b) There is no location in which any Borrower has any Collateral (except for vehicles and Inventory in transit), other than those locations identified on SCHEDULE B, PART 6.10(a) and on SCHEDULE B, PART 6.10(b), as the same may be amended after the Closing Date in accordance with SECTION 11.11. A complete list of the legal name and address of each warehouse, processor or other bailee location at which Inventory of any Borrower is stored is set forth on SCHEDULE B, PART 6.10(b), as the same may be amended after the Closing Date in accordance with SECTION 11.11. None of the receipts received and to be received by any Borrower from any warehouseman state that the Inventory covered thereby is to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns, in each case other than such Borrower.

         6.11 SUBSIDIARIES; OWNERSHIP OF EQUITY.

         As of the Closing Date, (i) the only direct or indirect Subsidiaries of the respective Credit Parties are those listed on SCHEDULE B, PART 6.11, (ii) each Credit Party is the record and beneficial owner of all of the respective equity Securities of each of its Subsidiaries listed on SCHEDULE B, PART 6.11,
(iii) there are no proxies, irrevocable or otherwise, with respect to such equity Securities and, no equity Securities of any of such equity Subsidiaries are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or equity Securities or rights convertible into or exchangeable for equity Securities of any such equity Subsidiary, and (iv) there are no contracts, commitments, understandings or arrangements by which any such Subsidiary is or may become bound to issue additional equity Securities or equity Securities convertible into or exchangeable therefor. All of such equity Securities so owned by any Credit Party are owned by such Credit Party free and clear of any Liens other than Liens in favor of the Agent.

         6.12 NO JUDGMENTS OR LITIGATION.

         No judgments, orders, writs or decrees are outstanding against any Credit Party or any Subsidiary of any Credit Party, nor is there now pending or, to any Credit Party's knowledge, threatened, any litigation, contested claim, investigation, arbitration, or governmental proceeding by or against any Credit Party or any Subsidiary of any Credit Party other than (i) as of the Closing Date, as set forth on SCHEDULE B, PART 6.12, (ii) with respect to matters arising after the Closing Date, that singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect or (iii) the Cases.

         6.13 NO DEFAULTS.

         No Credit Party nor any Subsidiary of any Credit Party is in default under any term of any other indenture, contract, lease, agreement, instrument or commitment to which any of them is a party or by which any of them is bound, defaults under which singly or in the aggregate could reasonably be expected to have a Material Adverse Effect, except for any such defaults that will be cured upon payment of the respective amounts required to be paid in connection with the assumption of any such indenture, contract, lease, agreement, instrument or commitment pursuant to Section 7.3 of the Reorganization Plan. No Credit Party knows of any disputes regarding any such indenture, contract, lease, agreement, instrument or other commitment which singly or in the aggregate could reasonably be expected to have a Material Adverse Effect.

         6.14 LABOR MATTERS.

         SCHEDULE B, PART 6.14 accurately sets forth all labor union contracts to which any Borrower or any Subsidiary of any Borrower is a party as of the Closing Date (including their respective dates of expiration). There are no existing or, to the knowledge of any Borrower, threatened strikes, lockouts or other disputes relating to any collective bargaining or similar agreement to which any Borrower or any Subsidiary of any Borrower is a party that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect.

         6.15 COMPLIANCE WITH LAW.

         Except as set forth on SCHEDULE B, PART 6.15, no Credit Party nor any Subsidiary of any Credit Party has violated or failed to comply in any material respect with any Requirements of Law, the violation of or failure to comply with which could singly or in the aggregate reasonably be expected to have a Material Adverse Effect.

         6.16 ERISA.

         No Borrower, no Subsidiary of any Borrower and no ERISA Affiliate maintains or contributes to any Benefit Plan other than those listed on SCHEDULE B PART 6.16. Each Benefit Plan has been and is maintained and funded in all material respects in accordance with its terms and in compliance with all applicable provisions of ERISA and the Internal Revenue Code. Each Borrower, each Subsidiary of a Borrower and each ERISA Affiliate has fulfilled all contribution obligations for each Benefit Plan (including obligations related to the minimum funding standards of ERISA and the Internal Revenue Code). No Termination Events have occurred which singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. No Borrower, no Subsidiary of a Borrower and no ERISA Affiliate is required to provide security to any Benefit Plan under Section 401(a)(29) of the Internal Revenue Code.

         6.17 COMPLIANCE WITH ENVIRONMENTAL LAWS.

         Except for matters disclosed on SCHEDULE B, PART 6.17 and for matters arising after the Closing Date, in each case none of which matters could singly or in the aggregate reasonably be expected to have a Material Adverse Effect,
(i) the operations of each Borrower and each Subsidiary of each Borrower comply in all material respects with all applicable federal, state and local environmental, health and safety statutes, regulations, directions, ordinances, criteria and guidelines; (ii) no Borrower has received notice that any of the operations of such Borrower or any of its Subsidiaries is the subject of any judicial or administrative proceeding alleging the violation of any federal, state or local environmental, health or safety statute, regulation, direction, ordinance, criteria or guideline; (iii) none of the operations of such Borrower or any of its Subsidiaries is the subject of any federal or state investigation evaluating whether such Borrower or any of its Subsidiaries disposed of any hazardous or toxic waste, substance or constituent or other substance at any site that may require remedial action, or any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent or other substance into the environment; (iv) no Borrower nor any Subsidiary of any Borrower has filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous or toxic waste, substance or constituent or reporting a spill or release of a hazardous or toxic waste, substance or constituent or other substance into the environment; and (v) no Borrower nor any Subsidiary of any Borrower has any contingent liability of which the Borrower has knowledge, or reasonably should have knowledge, in connection with any release or potential release of any hazardous or toxic waste, substance or constituent or other substance into the environment, nor has the Borrower or any of its Subsidiaries received any notice, letter or other indication of potential liability arising from the disposal of any hazardous or toxic waste, substance or constituent or other substance into the environment.

         6.18 INTELLECTUAL PROPERTY.

         Each Borrower and each Subsidiary of each Borrower possesses such assets, licenses, patents, patent applications, copyrights, service marks, trademarks and trade names as are necessary or advisable to continue to conduct their respective present and proposed business activities.

         6.19 LICENSES AND PERMITS.

         Each Borrower and each Subsidiary of each Borrower has obtained and holds in full force and effect, all franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary or advisable for the operation of its business as presently conducted and as proposed to be conducted, except for such licenses, permits, authorizations, qualifications, easements, rights of way and other rights the failure to obtain or hold in full force and effect could not reasonably be expected singly or in the aggregate to have a Material Adverse Effect.

         6.20 TAXES AND TAX RETURNS.

                  (a) Except as set forth on SCHEDULE B, PART 6.20, all income tax returns required to be filed by each Credit Party and each Subsidiary of each Credit Party have been timely filed (or extensions with respect to such filings have been timely obtained). The information filed is complete and accurate in all material respects.

                  (b) All taxes, assessments, fees and other governmental charges for periods beginning prior to the date hereof (other than such taxes, assessments, fees and other governmental charges that are not yet due and payable and taxes, assessments, fees and charges being contested in good faith and for which adequate reserves have been made in accordance with GAAP) have been timely paid and no Credit Party nor any Subsidiary of any Credit Party has any material liability for taxes in excess of the amounts so paid or reserves so established.

                  (c) Except as set forth on SCHEDULE B, PART 6.20, no Credit Party nor any Subsidiary of any Credit Party has any obligation under any written tax sharing agreement or agreement regarding payments in lieu of taxes.

         6.21 MATERIAL CONTRACTS.

         SCHEDULE B, PART 6.21, contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date. Except as described on SCHEDULE B, PART 6.21, and, except to the extent that any such restrictions singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect, no Material Contract contains any burdensome restrictions on any Credit Party or any Subsidiary of any Credit Party or any of their respective properties that singly or in the aggregate could reasonably be expected to prevent such Credit Party or Subsidiary from conducting its business as conducted on the Closing Date. As of the Closing Date, all of the Material Contracts are in full force and effect, and no defaults currently exist thereunder by any Credit Party or Subsidiary of a Credit Party that is a party thereto (except for disputed claims set forth on SCHEDULE B, PART 6.21 and except for any such defaults that will be cured upon payment of the respective amounts required to be paid in connection with the assumption of any such Material Contract pursuant to Section
7.3 of the Reorganization Plan) or, to the knowledge of any Credit Party, any other party thereto.

         6.22 ACCURACY AND COMPLETENESS OF INFORMATION.

         All factual information (other than financial information or forecasts) furnished by or on behalf of any Credit Party or any Subsidiary of any Credit Party in writing to the Agent or any Lender for purposes of or in connection with this Credit Agreement or any Credit Documents or any transaction contemplated hereby or thereby, is or will be true and accurate in all material respects on the date as of which such information is dated or certified and, taken as a whole and in the context in which so furnished, is not incomplete by omitting to state any material fact necessary to make such information not misleading at such time.

         6.23 NO CHANGE.

         Since April 30, 2001, no event has occurred which has had or could reasonably be expected to have a Material Adverse Effect.

         6.24 BANKRUPTCY MATTERS.

                  (a) The Confirmation Order is a "Final Order" (as such term is defined in the Reorganization Plan);

                  (b) no motion, request or application seeking relief from or revocation of the Confirmation Order has been filed under Rule 59 or 60 of the Federal Rules of Civil Procedure, or any analogous Federal Rule of Bankruptcy Procedure, or under 11 U.S.C. ss.1144; and

                  (c) but for the occurrence of the initial Revolving Loans, all conditions precedent to the occurrence of the "Effective Date" (as such term is defined in the Reorganization Plan) have occurred or have been waived in accordance with the terms and provisions of the Reorganization Plan.

                       ARTICLE 7. AFFIRMATIVE COVENANTS.

         Until termination of this Credit Agreement and payment and satisfaction of all Obligations due hereunder:

         7.1 FINANCIAL REPORTING.

         The Borrowers shall timely deliver or cause to be timely delivered to the Agent the following information:

                  (a) LETTER TO AUDITORS. No later than the date on which the Auditors commence work on the preparation of the annual audited Financial Statements, a copy of a letter delivered by MTLM to the Auditors notifying the Auditors that (x) such Financial Statements will be delivered by MTLM to the Agent (and thereafter by the Agent to each of the Lenders) under this Credit Agreement, (y) it is a primary intention of MTLM in engaging the Auditors' services in connection with its audit of the Financial Statements for such fiscal year, to satisfy the financial reporting requirements set forth herein and (z) stating that the Agent and each of the Lenders intend to rely thereon with respect to the transactions which are the subject of this Agreement.

                  (B) ANNUAL FINANCIAL STATEMENTS. As soon as available, but not later than 90 days after each fiscal year end (or, in the case of such Financial Statements for the fiscal year ended March 31, 2001, 120 days after such fiscal year end): (i) the annual Financial Statements of the Consolidated Entity; (ii) a comparison in reasonable detail to the prior year Financial Statements; (iii) the Auditors' unqualified opinion, "Management Letter" (if any) and statement indicating whether the Auditors have obtained knowledge of the existence of any Default or Event of Default during their audit; (iv) a narrative discussion of the consolidated financial condition and results of operations and the consolidated liquidity and capital resources of the Consolidated Entity for such fiscal year, prepared by the chief financial officer of MTLM; and (v) a compliance certificate substantially in the form of EXHIBIT E with an attached schedule of calculations demonstrating compliance with the financial covenants set forth in ARTICLE 8.

                  (c) MONTHLY AND ANNUAL PROJECTIONS. Not later than 30 days prior to each fiscal year end, beginning with the fiscal year ended March 31, 2002, monthly projections of the financial condition and results of operations of the Consolidated Entity for the next succeeding year and annual projections for each succeeding fiscal year thereafter, through and including the fiscal year in which the Expiration Date will occur, in each case containing projected consolidating balance sheets, statements of operations, statements of cash flows and statements of changes in shareholders' equity.

                  (d) QUARTERLY FINANCIAL STATEMENTS. As soon as available, but not later than 45 days after each end of each of the first three fiscal quarters in any fiscal year (i) Financial Statements of the Consolidated Entity, as of the fiscal quarter then ended, and for the fiscal year to date; (ii) a comparison in reasonable detail to the Financial Statements for the corresponding periods of the prior fiscal year; (iii) the certification of the chief executive officer, chief financial officer or treasurer of MTLM that such Financial Statements have been prepared in accordance with GAAP (subject to year-end audit adjustments and the absence of footnotes); (iv) a narrative discussion of the consolidated financial condition and results of operations and the consolidated liquidity and capital resources of the Consolidated Entity for such fiscal quarter and fiscal year to date, prepared by the chief financial officer of MTLM; and (v) a compliance certificate substantially in the form of EXHIBIT E with an attached schedule of calculations demonstrating compliance with the financial covenants set forth in ARTICLE 8.

                  (e) MONTHLY FINANCIAL STATEMENTS. As soon as available, but not later than 30 days after the end of each month (other than the last month in each fiscal quarter of the Consolidated Entity): (A) a balance sheet for the Consolidated Entity as at the end of such month and for the fiscal year to date and statements of operations and cash flows for such month and for the fiscal year to date; (B) a comparison to the balance sheet, statement of operations and statement of cash flows for the same periods in the prior year; (C) a certification by the chief executive officer, chief financial officer or treasurer or MTLM that such balance sheet, statement of operations and statement of cash flows have been prepared in accordance with GAAP (subject to year-end audit adjustments and the absence of footnotes); and (D) a compliance certificate substantially in the form of EXHIBIT E with an attached schedule of calculations demonstrating compliance with the financial covenants set forth in
         ARTICLE 8.

                  (f) MONTHLY COMPARISON TO PRIOR PROJECTIONS. As soon as available, but not later than 30 days after the end of each month (other than the last month in each fiscal year of the Consolidated Entity), a comparison of actual results of operations, cash flows and capital expenditures for the Consolidated Entity for such month and for the period from the beginning of the current fiscal year through the end of such month with amounts previously projected for those periods in the most recent projections delivered pursuant to SECTION 7.1(C).

                  (g) PUBLIC REPORTING. Promptly upon their becoming available, copies of all regular and periodic reports, proxy statements and other materials, if any, filed by any Borrower with the SEC, or with any national securities exchange, or distributed to the public stockholders of MTLM.

         7.2 COLLATERAL REPORTING.

         The Borrowers shall timely deliver or cause to be delivered to the Agent the following certificates and reports:

                  (a) WEEKLY AND MONTHLY BORROWING BASE CERTIFICATES. Weekly, before 12:00 noon on the third Business Day of each week (except the last week of each month), monthly, within 5 Business Days after the last Business Day of each month, and at any other time reasonably requested by the Agent, a Borrowing Base Certificate, which shall be:
         (i) in form and substance satisfactory to the Agent, detailing the Eligible Accounts Receivable and Eligible Inventory, in each case of each of the Borrowers; and (ii) prepared by or under the supervision of the chief executive officer or chief financial officers of each Borrower and certified by such officer subject only to adjustment upon completion of the normal annual audit of physical inventory. Each Borrowing Base Certificate shall have attached to it such additional schedules and other information as the Agent may reasonably request, including, without limitation, an aging of Accounts.

                  (b) APPRAISALS. When requested by the Agent, (i) so long as an Event of Default shall not have occurred and be continuing, not more than once in any fiscal year of the Consolidated Entity and (ii) following the occurrence and during the continuance of an Event of Default, at any time, a report of Inventory of each Borrower, prepared on a test or cycle basis, which shall describe each Borrower's Inventory by category and by item (in reasonable detail) and report the then appraised value (at lower of cost or market) of such Inventory.

                  (c) FURTHER ASSURANCES. When and as reasonably requested by the Agent, any further information regarding the Collateral, business affairs and financial condition of any Credit Party or any Subsidiary of any Credit Party.

         7.3 NOTIFICATION REQUIREMENTS.

         The Borrowers shall timely give to the Agent and each of the Lenders the following notices:

                  (a) NOTICE OF DEFAULTS. Promptly, and in any event within 5 Business Days after becoming aware of the occurrence of a Default or Event of Default, a certificate of the chief executive officer or chief financial officer of the Funds Administrator specifying the nature thereof and the proposed response of the Credit Parties with respect thereto, each in reasonable detail.

                  (b) PROCEEDINGS OR ADVERSE CHANGES. Promptly, and in any event within 5 Business Days after any Credit Party becomes aware of (i) any proceedings being instituted or threatened to be instituted by or against such Credit Party or any of its Subsidiaries in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign) which, if adversely determined, singly or in the aggregate could reasonably be expected to have a Material Adverse Effect, (ii) any order, judgment or decree in excess of $3,000,000 being entered against such Credit Party or any of its Subsidiaries or any of their respective properties or assets or
         (iii) any actual or prospective change, development or event which has had or could reasonably be expected to have a Material Adverse Effect, a written statement describing such proceeding, order, judgment, decree, change, development or event and any action being taken with respect thereto by such Credit Party or such Subsidiary.

                  (c) ERISA NOTICES. (i) Promptly, and in any event within 10 Business Days after any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate knows that a Termination Event has occurred, a written statement of the chief financial officer of Funds Administrator describing such Termination Event and any action that is being taken with respect thereto by such Borrower, such Subsidiary or such ERISA Affiliate, and any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC; and (ii) promptly, and in any event within 3 Business Days after the filing thereof with the Internal Revenue Service, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate with respect to such request.

                  (d) ENVIRONMENTAL AND HEALTH AND SAFETY NOTICES. Promptly, and in any event within 10 Business Days after receipt by any Credit Party or any Subsidiary of any Credit Party of any written notice, complaint or order alleging any actual or prospective material violation of any environmental, health or safety Requirement of Law or alleging responsibility for material costs of a cleanup, together with a copy of such notice, complaint, or order and a written statement describing any action being taken with respect thereto by such Credit Party or Subsidiary.

                  (e) MATERIAL CONTRACTS. Promptly, and in any event within 10 Business Days after any Material Contract of any Credit Party or any Subsidiary of any Credit Party is terminated or amended or any new Material Contract is entered into, a written statement describing such event, with copies of amendments or new contracts, and an explanation of any actions being taken with respect thereto.

                  (f) COLLATERAL MATTERS. At least 15 Business Days' prior written notice to the Agent of any additional location of any Collateral of any Borrower or in the location of the chief executive office or places of business of any Borrower or any Subsidiary of any Borrower from the respective locations specified in SCHEDULE B, PART
         6.10. At least 10 Business Days prior to any such change, the Borrowers shall cause to be executed and delivered to the Agent any financing statements or other documents reasonably required by the Agent, all in form and substance reasonably satisfactory to the Agent.

         7.4 CORPORATE EXISTENCE.

         Each Borrower shall, and shall cause each of its Subsidiaries to, (i) maintain its corporate existence (except that any Borrower or any wholly-owned Subsidiary of any Borrower may merge with, or be dissolved into, any other Borrower, PROVIDED, that the Agent receives 5 Business Days' prior written notice thereof), (ii) except for failures to so maintain which singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect, maintain in full force and effect all licenses, bonds, franchises, leases, trademarks and qualifications to do business, and all patents, contracts and other similar rights and (iii) continue in, and limit their operations to, the same general lines of business as presently conducted by them and other businesses in the metals industry.

         7.5 BOOKS AND RECORDS; INSPECTIONS.

         Each Borrower agrees to maintain, and to cause each of its Subsidiaries to maintain, books and records pertaining to the Collateral in such detail, form and scope as is consistent with good business practice. Each Borrower agrees that the Agent, or its agents, may enter upon the premises of such Borrower or any of its Subsidiaries at any time and from time to time, during normal business hours and upon reasonable advance notice, and at any time at all upon the occurrence and during the continuance of an Event of Default, for the purposes of (i) inspecting and verifying the existence and value of the Collateral, (ii) inspecting and/or copying (at the expense of such Borrower) any and all records pertaining thereto, and (iii) discussing the affairs, finances and business of such Borrower with the Auditors or any Responsible Officer of such Borrower, PROVIDED, that a Responsible Officer of MTLM shall have the right to be present at any such discussions with the Auditors.

         7.6 INSURANCE.

                  (a) Each Borrower agrees to maintain, and to cause each of its Subsidiaries to maintain, public liability insurance, fire and extended coverage insurance and replacement value insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are customarily maintained by Persons engaged in the same or similar businesses, PROVIDED, that the

         Agent acknowledges that the insurance coverage maintained by the Borrowers and disclosed in writing to the Agent, in each case on or prior to the Closing Date, satisfies the foregoing requirements. All policies covering the Collateral are to name the Agent as an additional insured and/or the loss payee in case of loss, and are to contain such other provisions as the Agent may reasonably require to fully protect the Agent's interest in the Collateral and to any payments to be made under such policies.

                  (b) UNLESS THE BORROWERS PROVIDE THE AGENT WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS CREDIT AGREEMENT, THE AGENT MAY PURCHASE INSURANCE AT THE BORROWERS' EXPENSE TO PROTECT THE AGENT'S INTERESTS IN THE COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT THE BORROWERS' INTERESTS. THE COVERAGE THAT THE AGENT PURCHASES MAY NOT PAY ANY CLAIM THAT THE BORROWERS MAY MAKE OR ANY CLAIM THAT IS MADE AGAINST ANY BORROWER IN CONNECTION WITH THE COLLATERAL. THE BORROWERS MAY LATER CANCEL ANY INSURANCE PURCHASED BY THE AGENT, BUT ONLY AFTER PROVIDING THE AGENT WITH EVIDENCE THAT THE BORROWERS HAVE OBTAINED INSURANCE AS REQUIRED BY THIS CREDIT AGREEMENT. IF THE AGENT PURCHASES INSURANCE FOR THE COLLATERAL, THE BORROWERS WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES THAT MAY BE IMPOSED IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE OBLIGATIONS. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE THE BORROWERS MAY BE ABLE TO OBTAIN ON THEIR OWN.

         7.7 TAXES.

         Each Borrower agrees to pay, when due, and to cause each of its Subsidiaries to pay when due, all taxes lawfully levied or assessed against such Borrower, such Subsidiary or any of the Collateral before any penalty or interest accrues thereon; PROVIDED, that, unless such taxes have become a federal tax or ERISA Lien on any of the assets of such Credit Party or such Subsidiary, no such tax need be paid if the same is being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted and if an adequate reserve or other appropriate provision shall have been made therefor as required in order to be in conformity with GAAP.

         7.8 COMPLIANCE WITH LAWS.

         Each Borrower agrees to comply, and to cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law applicable to the Collateral or any part thereof, or to the operation of its business or its assets generally, unless such Credit Party contests any such Requirements of Law in a reasonable manner and in good faith.

         7.9 USE OF PROCEEDS.

         The initial Loans made to the Borrowers hereunder shall be used by the Borrowers to (a) repay in full all Post-Petition Obligations outstanding on the Closing Date, (b) pay other allowed administrative expenses and claims in accordance with the Reorganization Plan and (c) pay costs and expenses with respect to the foregoing and this Credit Agreement, which are due and payable on the Closing Date, including the Fees and Expenses payable pursuant to ARTICLE 4 hereof. The proceeds of subsequent Revolving Loans and other extensions of credit made hereunder shall be used by the Borrowers solely for ongoing working capital requirements and other general corporate purposes, including, without limitation, Investments permitted pursuant to SECTION 8.8. No Borrower shall use any portion of the proceeds of any Revolving Loans for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U) in any manner which violates the provisions of Regulation U or X or of the terms and conditions of this Credit Agreement or any other Credit Document.

         7.10 FISCAL YEAR.

         Each Borrower agrees to maintain, and to cause each of its Subsidiaries to maintain, its fiscal year as a year ending March 31st.

         7.11 MAINTENANCE OF PROPERTY.

         Except to the extent otherwise expressly permitted pursuant to SECTION 8.6, each Borrower agrees to keep, and to cause each of its Subsidiaries to keep, all property useful and necessary to their respective businesses in good working order and condition (ordinary wear and tear excepted) in accordance with their past operating practices and not to commit or suffer any waste with respect to any of their properties.

         7.12 ERISA DOCUMENTS.

         Each Borrower will cause to be delivered to the Agent, upon the Agent's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, a complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of such Borrower or any of its Subsidiaries; (ii) the most recent determination letter issued by the Internal Revenue Service with respect to each Benefit Plan; (iii) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by such Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to such Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of such Borrower or any ERISA Affiliate under any Retiree Health Plan.

         7.13 ENVIRONMENTAL AND OTHER MATTERS.

         Each Borrower shall, and shall cause each of its Subsidiaries to, conduct their businesses so as to comply in all material respects with all environmental, land use, occupational, safety or health laws, regulations, directions, ordinances, criteria and guidelines in all jurisdictions in which any of them is or may at any time be doing business, except to the extent that such Borrower or such Subsidiary is contesting, in good faith by appropriate legal proceedings, any such law, regulation, direction, ordinance, criteria, guideline, or interpretation thereof or application thereof; PROVIDED, that such Borrower and each of its Subsidiaries shall comply with the order of any court or other Governmental Authority relating to such laws unless such Borrower or such Subsidiary shall currently be prosecuting an appeal or proceedings for review and shall have secured a stay of enforcement or execution or other arrangement postponing enforcement or execution pending such appeal or proceedings for review.

         7.14 FURTHER ACTIONS.

         Each Borrower shall take, and shall cause each of its Subsidiaries to take, all such further actions and execute all such further documents and instruments as the Agent may at any time reasonably determine to be necessary or desirable to further carry out and consummate the transactions contemplated by the Credit Documents, to cause the execution, delivery and performance of the Credit Documents to be duly authorized and to perfect or protect the Liens (and the priority status thereof) of the Agent on the Collateral.

         7.15 DEPOSIT OF COLLECTIONS AND OTHER PROCEEDS OF COLLATERAL.

         From and after the Closing Date, Borrowers shall cause all Collections on all Accounts of Borrowers, and all other cash payments made for Inventory of Borrowers, and all other payments of any kind constituting proceeds of Collateral received by or for the account any Borrower from any Person, promptly upon receipt thereof to be deposited into a Collection Account or the BT Account in the identical form in which such payment was made, whether by cash or check.

                         ARTICLE 8. NEGATIVE COVENANTS.

         Until termination of this Credit Agreement and payment and satisfaction of all Obligations due hereunder, each Borrower shall comply with, and, where required, shall cause each of its Subsidiaries to comply with, the following covenants:

         8.1 FINANCIAL COVENANTS.

                  (a) LEVERAGE RATIO. The Borrower shall not permit the Leverage Ratio, as determined as of each date set forth below, for the twelve
         (12) month period ending on such date, to be greater than the ratio set forth below opposite such date:

                          DATE                        MINIMUM RATIO
                          ----                        -------------
                          03/31/02                    5.30 to 1.00
                          06/30/02                    5.25 to 1.00
                          09/30/02                    4.90 to 1.00

                        12/31/02                                   4.65 to 1.00
                        03/31/03 and the last day of each fiscal
                        quarter of the Consolidated Entity
                        ending thereafter                          4.25 to 1.00

                  (b) MINIMUM INTEREST COVERAGE RATIO. (i) The Borrowers shall not permit the Interest Coverage Ratio to be less than 1.70 to 1.00, as determined as of: (A) June 30, 2001, for the three (3) month period ending as of such date; (B) September 30, 2001 , for the six (6) month period ending as of such date; and (C) December 31, 2001 for the nine
         (9) month period ending as of such date; and (ii) the Borrowers shall not permit the Interest Coverage Ratio, as determined as of each date set forth below, for the twelve (12) month period ending on such date, to be less than the ratio set forth below opposite such date:

                   DATE                                  MINIMUM RATIO
                   ----                                  -------------
                   03/31/02                              1.85 to 1.00
                   06/30/02                              1.90 to 1.00
                   09/30/02                              2.00 to 1.00
                   12/31/02 and the last day of each
                   fiscal quarter of the Consolidated
                   Entity ending thereafter              2.10 to 1.00

         8.2 CAPITAL EXPENDITURES.

         The Borrowers shall not permit Capital Expenditures for the Consolidated Entity to exceed $16,000,000 during any fiscal year of the Consolidated Entity.

         8.3 ADDITIONAL INDEBTEDNESS.

         No Borrower and no Subsidiary of any Borrower shall directly or indirectly incur, create, assume or suffer to exist any Indebtedness other than:

                  (a) the Obligations;

                  (b) unsecured Indebtedness in the ordinary course of business under Interest Rate Agreements, in each case in form and substance reasonably satisfactory to the Agent;

                  (c) Indebtedness of any Borrower to any other Borrower; provided, that if and to the extent any of such Indebtedness is evidenced by a promissory note or any other instrument, such note or other instrument shall be endorsed and delivered to the Agent as additional Collateral;

                  (d) Indebtedness described on SCHEDULE B, PART 8.3 and any refinancing of such Indebtedness, so long as the aggregate principal amount of the Indebtedness so refinanced shall not be increased and the refinancing shall be on terms and conditions no more restrictive than the terms and conditions of the Indebtedness to be refinanced;

                  (e) Indebtedness secured by purchase money Liens on equipment acquired after the date of this Credit Agreement in an outstanding principal amount not exceeding at any time (when added to the aggregate imputed amount of all then outstanding capital leases of the Borrowers and their respective Subsidiaries which are entered into after the Closing Date pursuant to CLAUSE (h) below) $2,500,000 in the aggregate for all of the Credit Parties combined ("PURCHASE MONEY LIENS"), so long as (i) each Purchase Money Lien shall attach only to the property to be acquired, (ii) a description shall have been furnished to the Agent for any item of equipment for which the purchase price is greater than $250,000 and (iii) the Indebtedness incurred shall not exceed one hundred percent (100%) of the purchase price of the item or items of equipment purchased;

                  (f) Indebtedness evidenced by the Junior Secured Notes (and guaranties thereof by Subsidiaries of MTLM) in an aggregate original principal amount not exceeding $34,000,000;

                  (g) Indebtedness consisting of Contingent Obligations permitted pursuant to SECTION 8.5;

                  (h) Indebtedness consisting of obligations under capital leases entered into after the Closing Date in an outstanding principal amount not exceeding at any time $2,500,000 in the aggregate for all of the Credit Parties combined;

                  (i) surety bonds and appeal bonds required in the ordinary course of business in an amount not exceeding at any time $1,500,000 in the aggregate for all of the Credit Parties combined;

                  (j) Indebtedness incurred to finance the payment of insurance premiums in an amount not exceeding at any time the aggregate unpaid amount of all such premiums at such time for all of the Credit Parties combined; and

                  (k) Indebtedness of the Consolidated Entity in respect of Critical Vendor Claims and General Trade Claims (each as defined in the Reorganization Plan), to the extent permitted by the Reorganization Plan.


         8.4 LIENS.

         No Borrower nor any Subsidiary of any Borrower shall directly or indirectly create, incur, assume, or suffer to exist any Lien on any of its property now owned or hereafter acquired except:

                  (a) Liens granted to the Agent and Liens granted pursuant to the Junior Secured Note Documents in favor of the trustee under the Junior Secured Note Indenture, to the extent such Liens secure Indebtedness permitted pursuant to SECTION 8.3(f);

                  (b) Liens existing on the Closing Date and set forth on SCHEDULE B, PART 8.4;


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

                  (c) Purchase Money Liens and the interests of lessors under capital leases, in each case to the extent permitted under SECTION 8.3;

                  (d) Liens of warehousemen, mechanics, materialmen, workers, repairmen, common carriers or landlords and other similar Liens arising by operation of law, Liens for taxes, assessments or other governmental charges and other similar Liens arising by operation of law, in each case for amounts that are not yet due and payable or that are being diligently contested in good faith by a Borrower or a Subsidiary of a Borrower, so long as adequate reserves are maintained by such Person for their payment in accordance with GAAP;

                  (e) Attachment or judgment Liens not to exceed an aggregate of $1,000,000 for the Borrowers and their Subsidiaries, excluding amounts
         (i) bonded to the reasonable satisfaction of the Agent or (ii) covered by insurance to the reasonable satisfaction of the Agent;

                  (f) Deposits or pledges made in the ordinary course of business to secure obligations under workmen's compensation, social security or similar laws, under unemployment insurance, or to secure public or statutory obligations;

                  (g) Deposits or pledges made to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business not to exceed an aggregate of $2,000,000 for all Credit Parties combined;

                  (h) Easements, rights-of-way, restrictions and other similar encumbrances on title to, or restrictions on the use of, real property, which, in the aggregate, do not materially detract from the value of the item of property subject thereto or materially interfere with the ordinary conduct of the business of any Borrower or any of its Subsidiaries;

                  (i) retained interests of lessors under operating leases;

                  (j) Liens, defects and other matters specifically disclosed on the title insurance policies previously delivered to and accepted by the Agent in connection with the owned real properties of the respective Borrowers subjected to a mortgage Lien in favor of the Agent on the Closing Date;

                  (k) leases and subleases granted in the ordinary course of business;

                  (l) Liens arising solely out of any statutory or common law provision consisting of banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository institution; and

                  (m) Extensions, replacements and renewals of any of the foregoing so long as the aggregate amount of Indebtedness secured by such extended, replaced or renewed Liens is not increased and is on terms and conditions no more restrictive than the terms and conditions of the Indebtedness secured by such extended, replaced or renewed Liens.


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

         8.5 CONTINGENT OBLIGATIONS.

         No Borrower nor any Subsidiary of any Borrower shall directly or indirectly incur, assume, or suffer to exist any Contingent Obligation, excluding Contingent Obligations for Indebtedness permitted to be incurred under
SECTION 8.3, and Investments permitted under SECTION 8.8.

         8.6 SALE OF ASSETS.

         No Borrower shall, or shall permit any of its Subsidiaries to, directly or indirectly, sell, lease, assign, transfer or otherwise dispose of any assets, other than: (a) Inventory in the ordinary course of business; (b) redundant, obsolete or worn out property disposed of in the ordinary course of business;
(c) in connection with the merger or dissolution of any Borrower or any wholly-owned Subsidiary of any Borrower into any other Borrower; (d) assets of a Borrower or any Subsidiary of a Borrower sold, leased, assigned or otherwise transferred to such or any other Borrower; (e) real property, to the extent the disposition thereof has been expressly approved prior to the Closing Date pursuant to an order of the Bankruptcy Court; and (f) assets the disposition of which is not otherwise permitted under this SECTION 8.6, PROVIDED, that, as to dispositions referred to in clauses (b) (except for dispositions of redundant, obsolete or worn out equipment with a value not exceeding $100,000 in the aggregate) and (f) above, (i) such dispositions are for fair value, (ii) at least seventy-five percent (75%) of the aggregate consideration is paid in cash at the time of disposition and is thereupon delivered to the Agent for application to the outstanding principal balance of the Revolving Loans and
(iii) the aggregate amount of all such dispositions does not exceed $2,500,000 in the aggregate for any fiscal year of the Consolidated Entity.

         8.7 RESTRICTED PAYMENTS.

         No Borrower shall, or shall permit any of its Subsidiaries to, directly or indirectly, (a) declare or pay any dividend (other than dividends payable solely in capital stock of such Person) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of such Person or any warrants, options or rights to purchase any such capital stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of such Person or any of its Subsidiaries; (b) make any optional payment of principal of, or any optional prepayment of principal of, or redemption (including, without limitation, by making payments to a sinking or analogous fund) or repurchase of, Indebtedness evidenced by any Junior Secured Note; or (c) make any optional or mandatory payment of principal of or interest on, or any optional or mandatory prepayment of principal of or interest on, or redemption (including, without limitation, by making payments to a sinking or analogous fund) or repurchase of, in each case any Indebtedness subordinated to the Obligations; PROVIDED, that, notwithstanding the foregoing:

                           (i) any Borrower and any Subsidiary of any Borrower
                  may make payments or prepayments on account of Indebtedness owing to such or any other Borrower; and

                           (ii) any Subsidiary of any Borrower may declare and
                  pay dividends to such Borrower or any other Borrower.

         8.8 INVESTMENTS.

         No Borrower shall, or shall permit any of its Subsidiaries to, directly or indirectly, make any Investment in any Person, whether in cash, Securities, or other property of any kind including, without limitation, any Subsidiary or Affiliate of any Credit Party, other than:

                  (a) Advances or loans made in the ordinary course of business not to exceed $2,500,000 in the aggregate for all Credit Parties combined outstanding at any one time (PROVIDED, that the aggregate amount of all advances and loans made to officers, directors, employees or other Affiliates of any Borrower or any Subsidiary of any Borrower outstanding at any one time shall not exceed $250,000);

                  (b) Loans, investments and advances between a Borrower and any other Borrower;

                  (c) Cash Equivalents;

                  (d) Investments in account debtors received in connection with the bankruptcy or reorganization, or in settlement of delinquent obligations, of customers in the ordinary course of business and in accordance with applicable collection and credit policies established by such Borrower or such Subsidiary, as the case may be;

                  (e) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods and services in the ordinary course of business;

                  (f) Investments existing on the Closing Date and set forth on
         SCHEDULE 8.8(f); and

                  (g) such other Investments as the Agent may approve in writing in the exercise of its sole discretion.

         8.9 AFFILIATE TRANSACTIONS.

         No Borrower shall, or shall permit any of its Subsidiaries to, directly or indirectly, enter into any transaction with (including, without limitation, the purchase, sale or exchange of property or the rendering of any service to) any Subsidiary or Affiliate of any Borrower, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business, as the case may be, and upon fair and reasonable terms no less favorable in any material respect to such Borrower or such Subsidiary than could be obtained in a comparable arm's-length transaction with an unaffiliated Person, except for such transactions otherwise expressly permitted under SECTIONS 8.7 and 8.8, respectively.


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

         8.10 BANK ACCOUNTS.

         Except for accounts set forth on SCHEDULE B, PART 8.10 and other accounts approved by the Agent, no Borrower shall, or shall permit any of its Subsidiaries to, directly or indirectly, open, maintain or otherwise have any checking, savings or other accounts at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person, other than (a) the Disbursement Account, (b) petty-cash accounts, PROVIDED, that the aggregate balance of funds in such accounts shall not exceed at any time $1,000,000, and (c) payroll, imprest or medical insurance disbursement accounts, PROVIDED, that the aggregate balance of funds in each of such accounts shall not exceed at any time that amount which the Borrower on whose behalf such account is maintained deems reasonably necessary to satisfy ordinary course disbursements therefrom during the next ten (10) Business Days.

         8.11 ADDITIONAL NEGATIVE PLEDGES.

         Except as otherwise disclosed on SCHEDULE B, PARTS 8.3 or 8.4, respectively, no Borrower shall, or shall permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, any prohibition or restriction (including any agreement to provide equal and ratable security to any other Person in the event a Lien is granted to or for the benefit of the Agent and the Lenders) on the creation or existence of any Lien upon the assets of such Borrower or any of its Subsidiaries, other than assets subject to capital leases or Purchase Money Liens, in each case permitted hereunder, and other than pursuant to (a) this Credit Agreement and the other Credit Documents, (b) the Junior Secured Note Indenture and the other Junior Secured Note Documents and (c) any contractual obligation (other than contractual obligations arising in connection with Permitted Liens) which may restrict or inhibit the Agent's rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence of an Event of Default.

         8.12 JUNIOR SECURED NOTES.

                  (a) NO CHANGE. MTLM shall not amend or otherwise change in any material respect any of the respective terms of any of the Junior Secured Note Documents.

                  (b) NOTICES. MTLM shall deliver to Agent (i) a copy of each notice or other communication delivered by or on behalf of such Borrower to the trustee under the Junior Secured Note Documents, such delivery to be made at the same time and by the same means as such notice or other communication is delivered to such trustee, and (ii) a copy of each notice or other communication received by MTLM from such trustee, such delivery to be made promptly after such notice or other communication is received by such Borrower.

                   ARTICLE 9. EVENTS OF DEFAULT AND REMEDIES.

         9.1 EVENTS OF DEFAULT.

         The occurrence of any of the following events shall constitute an event of default (each an "EVENT OF DEFAULT") hereunder:


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

                  (a) FAILURE TO PAY. The Borrowers shall fail to pay any Obligations in respect of principal or interest on the Revolving Loans, in each case when the same shall become due and payable, or shall fail to pay, within five (5) days after the same shall become due and payable, any other amount due under this Credit Agreement or any of the other Credit Documents.

                  (b) BREACH OF CERTAIN COVENANTS. Any Borrower shall fail to comply with any covenant contained in ARTICLE 7 (other than SECTION 7.4(i), 7.8, 7.9, 7.12, 7.13 and 7.14) or ARTICLE 8.

                  (c) BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty made or deemed to be made by any Credit Party in this Credit Agreement or in any other Credit Document (and in any statement or certificate given under this Credit Agreement or any other Credit Document), shall be false or misleading in any material respect when made or deemed to be made.

                  (d) BREACH OF OTHER COVENANTS. Any Credit Party shall fail to comply with any covenant contained in this Credit Agreement or any other Credit Document, other than as set forth in SECTION 9.1(b), and such failure shall continue for 10 days after the Funds Administrator receives notice of such failure from Agent.

                  (e) DISSOLUTION. Any Credit Party shall dissolve, wind up or otherwise cease its business (other than pursuant to a transaction expressly permitted hereunder).

                  (f) INSOLVENCY EVENT. Any Credit Party shall become the subject of an Insolvency Event.

                  (g) CHANGE OF CONTROL. A Change of Control shall occur.

                  (h) CROSS DEFAULT. (i) An "Event of Default" (as such term is defined in the Junior Secured Note Indenture) shall occur (and continue beyond any applicable grace period); or (ii) a default or event of default shall occur (and continue beyond any applicable grace period) under any note, agreement or instrument evidencing any other Indebtedness of any Credit Party or any Subsidiary of any Credit Party, which default or event of default permits the acceleration of its maturity, provided that the aggregate principal amount of all such other Indebtedness for which the default or event of default has occurred exceeds $5,000,000.

                  (i) FAILURE OF ENFORCEABILITY OF CREDIT DOCUMENTS; SECURITY. Any covenant, agreement or obligation of any Credit Party contained in or evidenced by any of the Credit Documents shall cease to be enforceable, or shall be determined by a court of competent jurisdiction to be unenforceable, in each case in accordance with its terms (otherwise than pursuant to its terms or as expressly permitted hereunder); any Credit Party shall deny or disaffirm its obligations under any of the Credit Documents or any Liens granted in connection therewith; or, any Liens granted on any of the Collateral shall be determined to be void, voidable, invalid or unperfected, are subordinated or not given the priority contemplated by this Credit Agreement.


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

         9.2 ACCELERATION, TERMINATION OF COMMITMENTS AND CASH
COLLATERALIZATION.

         Upon the occurrence and during a continuance of any Event of Default, without prejudice, to the rights of the Agent or any Lender to enforce its claims against the Credit Parties:

                  (a) ACCELERATION. Upon the written request of the Majority Lenders and by delivery of written notice to the Funds Administrator from the Agent, all Obligations shall be immediately due and payable (except with respect to any Event of Default set forth in SECTION 9.1(f), in which case all Obligations shall automatically become immediately due and payable without the necessity of any request of the Majority Lenders or notice or other demand to the Funds Administrator or any of the Borrowers) without presentment, demand, protest or any other action or obligation of the Agent or any Lender.

                  (b) TERMINATION OF COMMITMENTS. Upon the written request of the Majority Lenders, and by delivery of written notice to the Funds Administrator from the Agent (except with respect to any Event of Default set forth in SECTION 9.1(f)), in which case all of the Commitments shall automatically and immediately terminate without the necessity of any request of the Majority Lenders or notice or other demand to the Funds Administrator or any of the Borrowers) the Commitments shall be immediately terminated and, at all times thereafter, all Revolving Loans made by any Lender pursuant to this Credit Agreement shall be at such Lender's sole discretion, unless such Event of Default is waived in accordance with SECTION 11.11, in which case the Commitments shall be automatically reinstated.

                  (c) CASH COLLATERALIZATION. On demand of the Agent or the Majority Lenders, the Borrowers shall immediately deposit with the Agent for each Letter of Credit then outstanding, cash or Cash Equivalents in an amount equal to 110% of the greatest amount drawable thereunder. Such deposit shall be held by the Agent and used to reimburse the Issuing Bank for the amount of each drawing made under such Letters of Credit, as and when each such drawing is made.

         9.3 RECISSION OF ACCELERATION.

         After acceleration of the maturity of all or any part of the Obligations, if the Borrowers pay all accrued interest and all principal due (other than by reason of the acceleration) and all Events of Default are waived in accordance with SECTION 11.11, the Majority Lenders may elect in their sole discretion, to rescind the acceleration and return to the Borrowers any cash collateral, if any, deposited with the Agent pursuant to SECTION 9.2(c). (This
Section is intended only to bind all of the Lenders to a decision of the Majority Lenders and not to confer any right on the Borrowers, even if the described conditions for the Majority Lenders' election may be met.)

         9.4 REMEDIES.

         Upon the occurrence and during the continuance of an Event of Default, upon the written request and at the direction of the Majority Lenders, the Agent may exercise any rights and remedies available to it under applicable law (including under the Code) and under the Collateral

Documents. The foregoing rights and remedies are not intended to be exhaustive and the full or partial exercise of any right or remedy shall not preclude the full or partial exercise of any other right or remedy available under this Credit Agreement, any other Credit Document, at equity or at law.

         9.5 RIGHT OF SETOFF.

         In addition to and not in limitation of all rights of offset that any Lender may have under applicable law, upon the occurrence and during the continuance of any Event of Default, and regardless of whether any Lender has made any demand or the Obligations of any Borrower have matured, each Lender shall have the right to appropriate and apply to the payment of the Obligations of such Borrower all deposits and other obligations then or thereafter owing by such Lender to such Borrower. Each Lender exercising such rights shall notify the Agent thereof and any amount received as a result of the exercise of such rights shall be shared by the Lenders in accordance with SECTION 2.5.

         9.6 LICENSE OF USE OF SOFTWARE AND OTHER INTELLECTUAL PROPERTY.

         Unless expressly prohibited by the licensor thereof, if any, the Agent is hereby granted a license to use all computer software programs, data bases, processes and materials used by the Borrowers in connection with their respective businesses or in connection with any Collateral. The Agent agrees not to use any such license other than after the occurrence and during the continuance of an Event of Default.

         9.7 APPLICATION OF PROCEEDS; SURPLUS, DEFICIENCIES.

         The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights against any Collateral (after deducting all of the Agent's Expenses related thereto) shall be applied by the Agent to the payment of the Obligations, whether due or to become due, in the order set forth in SECTION
4.12. The Borrowers shall remain jointly and severally liable to the Agent and the Lenders for any deficiencies, and the Agent and the Lenders in turn agree to remit to the Borrowers or their successors or assigns, any surplus resulting therefrom.

                             ARTICLE 10. THE AGENT.

         10.1 APPOINTMENT OF AGENT.

                  (a) Each Lender hereby designates BTCo as Agent to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Revolving Note, by the acceptance of such Note, shall be deemed irrevocably to authorize the Agent to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and any other instruments and agreements referred to herein and therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent shall hold all Collateral and all payments of principal, interest, Fees (other than Fees that are exclusively for the account of the Agent), charges and Expenses received pursuant to this Credit Agreement or any other Credit Document for the ratable benefit of the Lenders.

         The Agent may perform any of its duties hereunder by or through its agents or employees.

                  (b) Other than rights of the Credit Parties under SECTION 10.9, the provisions of this ARTICLE 10 are for the benefit of the Agent and the Lenders only and none of the Credit Parties or any other Persons shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Agent shall act only for the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party.

         10.2 NATURE OF DUTIES OF AGENT.

         The Agent has no duties or responsibilities except those expressly set forth in the Credit Documents. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Credit Agreement or any of the other Credit Documents a fiduciary relationship in respect of any Lender or any participant of any Lender; and nothing in this Credit Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Credit Agreement or any other Credit Document, except as expressly set forth herein or therein.

         10.3 LACK OF RELIANCE ON AGENT.

                  (a) Independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial or other condition and affairs of each Credit Party in connection with the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of each Credit Party, and, except as expressly provided in this Credit Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Revolving Loans or at any time or times thereafter.

                  (b) The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Credit Agreement or any of the other Credit Documents or the financial or other condition of any Credit Party. The Agent shall not be required to make any inquiry concerning either the performance or observance of any other terms, provisions or conditions of this Credit Agreement or any of the other Credit Documents, or the financial condition of any Credit Party, or the existence or possible existence of any Default or Event of Default, unless specifically requested to do so in writing by any Lender.

         10.4 CERTAIN RIGHTS OF THE AGENT.

         The Agent shall have the right to request instructions from the Lenders by notice to each of such Lenders. If the Agent shall request instructions from the Lenders with respect to any act or action (including the failure to act) in connection with this Credit Agreement, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from such Lenders, and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the requisite Lenders required to give such instructions hereunder. The Agent may give any notice required under ARTICLE 9 hereof without the consent of any of the Lenders unless otherwise directed by the Majority Lenders in writing and will, at the direction of the Majority Lenders, give any such notice required under ARTICLE 9.

         10.5 RELIANCE BY AGENT.

         The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other documentary, facsimile or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person. The Agent may consult with legal counsel (including counsel for the Credit Parties with respect to matters concerning the Credit Parties), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         10.6 INDEMNIFICATION OF AGENT.

         To the extent the Agent is not reimbursed and indemnified by the Borrowers, each Lender will reimburse and indemnify the Agent, in proportion to its respective Commitment, for and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating to or arising out of this Credit Agreement; PROVIDED, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

         10.7 THE AGENT IN ITS INDIVIDUAL CAPACITY.

         With respect to its obligation to lend under this Credit Agreement, the Revolving Loans made by it and the Revolving Notes issued to it and its participation in Letters of Credit issued hereunder, the Agent shall have the same rights and powers hereunder as any other Lender or holder of a Revolving Note or participation interests and may exercise the same as though it was not performing the duties specified herein; and the terms "Lenders," "Lenders," "Majority Lenders," "holders of Revolving Notes," or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking,


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financial advisory or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party for services in connection with this Credit Agreement and otherwise without having to account for the same to the Lenders.

         10.8 HOLDERS OF REVOLVING NOTES.

         The Agent may deem and treat the payee of any Revolving Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Revolving Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Revolving Note or of any Revolving Note or Revolving Notes issued in exchange therefor.

         10.9 SUCCESSOR AGENT.

                  (a) The Agent may, upon 5 Business Days' notice to the Lenders and the Funds Administrator, resign at any time (effective upon the appointment of a successor Agent pursuant to the provisions of this
         SECTION 10.9) by giving written notice thereof to the Lenders and the Funds Administrator. Upon any such resignation, the Majority Lenders shall have the right, upon 5 days' notice and approval by the Credit Parties (which approval shall not be unreasonably withheld or delayed) to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders (and with the approval of the Funds Administrator, which approval shall not be unreasonably withheld or delayed), appoint a successor Agent, which shall be a bank or a trust company or other financial institution which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any Affiliate of such bank or trust company or other financial institution which is engaged in the banking business, having a combined capital and surplus of at least $500,000,000.

                  (b) Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Credit Agreement and the other Credit Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this ARTICLE 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under or in connection with this Credit Agreement.

         10.10 COLLATERAL MATTERS.

                  (a) Each Lender authorizes and directs the Agent to enter into the Collateral Documents for the benefit of the Lenders. Each Lender hereby agrees, and each holder of any Revolving Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein or in the other Credit Documents, any action taken by the


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         Majority Lenders in accordance with the provisions of this Credit
         Agreement and the other Credit Documents, and the exercise by the Majority Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time so long as an Event of Default shall not then exist, to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain the perfection of the Liens upon the Collateral granted pursuant to the Collateral Documents.

                  (b) The Lenders hereby authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Credit Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, (ii) if approved, authorized or ratified in writing by the Majority Lenders, unless such release is required to be approved by all of the Lenders pursuant to
         SECTION 11.11; or (iii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition thereof permitted hereunder. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this SECTION 10.10.

                  (c) The Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Borrower or is cared for, protected or insured or that the Liens granted to the Agent in or pursuant to any of the Collateral Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Agent in this SECTION 10.10 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct. The Agent agrees to conduct or cause to be conducted at least one audit of the Collateral during each year that this Credit Agreement shall remain in effect.

         10.11 ACTIONS WITH RESPECT TO DEFAULTS.

         In addition to the Agent's right to take actions on its own accord as permitted under this Credit Agreement, the Agent shall take such action with respect to a Default or Event of Default as shall be directed by the Majority Lenders; PROVIDED, that until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders.


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         10.12 DELIVERY OF INFORMATION.

         The Agent shall not: be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Agent from any of the Credit Parties or any Subsidiary of any of the Credit Parties, any Lender or any other Person under or in connection with this Credit Agreement or any other Credit Document except (i) as specifically provided in this Credit Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Agent at the time of receipt of such request and then only in accordance with such specific request.

                           ARTICLE 11. MISCELLANEOUS.

         11.1 GOVERNING LAW.

         THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS CREDIT AGREEMENT AND EACH OF THE REVOLVING NOTES SHALL, PURUSANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK.

         11.2 SUBMISSION TO JURISDICTION.

         ALL DISPUTES AMONG THE LENDERS AND THE CREDIT PARTIES (OR THE AGENT OR FUNDS ADMINISTRATOR, RESPECTIVELY, ACTING ON THEIR BEHALF), WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN; PROVIDED, HOWEVER, THAT THE AGENT ON BEHALF OF THE LENDERS, SHALL HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE FUNDS ADMINISTRATOR OR ANY CREDIT PARTY OR THEIR RESPECTIVE PROPERTIES IN ANY LOCATION REASONABLY SELECTED BY THE AGENT IN GOOD FAITH TO ENABLE THE AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE AGENT. THE FUNDS ADMINISTRATOR AND EACH OF THE OTHER CREDIT PARTIES WAIVE ANY OBJECTION THAT ANY OF SUCH PERSONS MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE AGENT OR ANY LENDER HAS COMMENCED A PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS.

         11.3 SERVICE OF PROCESS.

         EACH OF THE FUNDS ADMINISTRATOR AND THE OTHER CREDIT PARTIES HEREBY WAIVES PERSONAL SERVICE UPON IT AND, AS ADDITIONAL SECURITY FOR THE OBLIGATIONS, HEREBY IRREVOCABLY DESIGNATES AND


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APPOINTS ROBERT C. LARRY, WITH AN OFFICE ON THE DATE HEREOF AT C/O METAL
MANAGEMENT, INC., 500 NORTH DEARBORN STREET, CHICAGO, ILLINOIS 60610, AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY SUCH PERSON WHICH IRREVOCABLY AGREE IN WRITING TO SO SERVE AS ITS AGENT, TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS ISSUED BY ANY COURT IN ANY LEGAL ACTION OR OTHER PROCEEDING WITH RESPECT TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY SUCH PERSON TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE FUNDS ADMINISTRATOR AT ITS ADDRESS PROVIDED HEREIN EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY THE FUNDS ADMINISTRATOR OR ANY OTHER CREDIT PARTIES REFUSES TO ACCEPT SERVICE, EACH SUCH PERSON HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE AND EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR SHALL LIMIT THE RIGHT OF AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE FUNDS ADMINISTRATOR OR ANY OTHER CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

         11.4 JURY TRIAL.

         THE FUNDS ADMINISTRATOR, EACH OF THE OTHER CREDIT PARTIES, THE AGENT AND THE LENDERS HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY. INSTEAD, ANY DISPUTES WILL BE RESOLVED IN A BENCH TRIAL.

         11.5 LIMITATION OF LIABILITY.

         NEITHER THE AGENT NOR ANY LENDER SHALL HAVE ANY LIABILITY TO THE FUNDS ADMINISTRATOR OR ANY OTHER CREDIT PARTY (WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE) FOR LOSSES SUFFERED BY ANY SUCH PERSON IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS OR RELATIONSHIPS CONTEMPLATED BY THIS CREDIT AGREEMENT, OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OR COURT ORDER BINDING ON THE AGENT OR ANY SUCH LENDER, THAT THE LOSSES WERE THE RESULT OF ACTS OR OMISSIONS CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.


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         11.6 DELAYS.

         No delay or omission of the Agent or the Lenders in exercising any right or remedy hereunder shall impair any such right or operate as a waiver thereof.

         11.7 NOTICES.

         Except as otherwise provided herein, all notices and correspondences hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid, if to the Agent or any of the Lenders, then to Bankers Trust Company, 233 South Wacker Drive, Chicago, Illinois 60606, Attention: Credit Department, if to the Funds Administrator or any other Credit Party, then to Metal Management, Inc., 500 North Dearborn Street, Chicago, Illinois 60610, Attention: Robert C. Larry, Chief Financial Officer, or by facsimile transmission, promptly confirmed in writing sent by first class mail, if to the Agent, or any of the Lenders, at
(312) 993-8096 and if to the Funds Administrator or any other Credit Party at
(312) 645-0714. All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, 3 Business Days after being postmarked,
(ii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused and (iii) if sent by telex or facsimile transmission, when receipt of such transmission is acknowledged PROVIDED, that failure or delay in delivering copies of any notices to any persons designated above to receive copies thereof shall in no way adversely affect the effectiveness of such notice.

         11.8 ASSIGNMENTS AND PARTICIPATIONS.

             (a) BORROWER ASSIGNMENT. Neither the Funds Administrator nor any of the other Credit Parties shall have any right to assign this Credit Agreement or any of the other Credit Documents, or any rights or obligations hereunder or thereunder, without the prior written consent of the Agent and the Lenders.

             (b) LENDER ASSIGNMENTS. Each Lender may assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Credit Agreement, the Revolving Notes and the other Credit Documents (which shall be of a constant and not a varying percentage of the Loans and Commitment assigned), with the consent of the Agent and upon execution and delivery to the Agent, for its acceptance and recording in the Register, of an agreement in substantially the form of EXHIBIT F (an "ASSIGNMENT AND ASSUMPTION AGREEMENT"), together with surrender of any Revolving Note or Revolving Notes subject to such assignment and a processing and recordation fee of $5,000, such assignment shall be effective and ANNEX I hereto shall be deemed to be modified accordingly. No such assignment shall be for less than $10,000,000 of the Commitments unless it is to another Lender or is an assignment of all of such Lender's rights and obligations under this Credit Agreement. (This Section does not apply to branches and Affiliates of a Lender, it being understood that a Lender may make, carry or transfer Revolving Loans at or for the account of any of its branch offices or Affiliates without consent of the Borrowers, the Agent or any other Lender.)



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             (c) AGENT'S REGISTER. The Agent shall maintain a register of the names and addresses of the Lenders, their Commitments, and the principal amount of their Revolving Loans (the "REGISTER") at the address specified for the Agent in SECTION 11.7. The Agent shall also maintain a copy of each Assignment and Assumption Agreement delivered to and accepted by it, and modify the Register to give effect to each Assignment and Assumption Agreement. Upon its receipt of each Assignment and Assumption Agreement and surrender of the affected Revolving Note or Revolving Notes, the Agent will give prompt notice thereof to the Funds Administrator and deliver to the Funds Administrator a copy of the Assignment and Assumption Agreement and the surrendered Revolving Note or Revolving Notes. Within 5 Business Days after its receipt of such notice, the Borrowers shall execute and deliver to the Agent a substitute Revolving Note or Revolving Notes to the order of the assignee in the amount of the Commitment or Commitments assumed by it and to the assignor in the amount of the Commitment or Commitments retained by it, if any. Such substitute Revolving Note or Revolving Notes shall re-evidence the Indebtedness outstanding under the surrendered Revolving Note or Revolving Notes and shall be dated as of the Closing Date. The Agent shall be entitled to rely upon the Register exclusively for purposes of identifying the Lenders hereunder. The Register shall be available for inspection by the Credit Parties and the Lenders (or any of them) at any reasonable time and from time to time upon reasonable notice to the Agent.

             (d) PARTICIPATIONS. Each Lender may sell participations (without the consent of the Agent, any Credit Party or any other Lender) to one or more parties in or to all or a portion of its rights and obligations under this Credit Agreement, the Revolving Notes and the other Credit Documents. Notwithstanding a Lender's sale of a participation interest, its obligations hereunder shall remain unchanged. The Credit Parties, the Agent, and the other Lenders shall continue to deal solely and directly with such Lender. No participant shall have rights to approve any amendment or waiver of this Credit Agreement or any of the other Credit Documents except to the extent such amendment or waiver would
         (i) increase the participant's obligation in respect of the Commitment of the Lender from whom the participant purchased its participation interest; (ii) reduce the principal of, or stated rate or amount of interest on, the Revolving Loans subject to such participation, (iii) postpone any maturity date fixed for final payment of principal of the Revolving Loans subject to the participation interest and (iv) release any guarantor of the Obligations or all or a substantial portion of the Collateral, other than when otherwise permitted hereunder.

         11.9 CONFIDENTIALITY.

             (a) Each Lender agrees that it will use its best efforts not disclose to any Person, without the prior consent of the Funds Administrator, any information with respect to any of the Credit Parties or any Subsidiary of any of the Credit Parties which is furnished pursuant to this Credit Agreement and which is designated by the respective Credit Parties to the Lenders in writing as confidential (the "CREDIT PARTY INFORMATION"), PROVIDED, that, each Lender may disclose any such information (i) to its employees, auditors, or counsel, or to another Lender if the disclosing Lender or such disclosing Lender's holding or parent company in its sole discretion determines that any


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         such party should have access to such information, (ii) as has become generally available to the public, (iii) as may be required in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over such Lender, (iv) as may be required in response to any summons or subpoena or in connection with any litigation, (v) in order to comply with any Requirement of Law, and (vi) to any actual or prospective transferee or participant in connection with any contemplated transfer or participation of any of the Revolving Notes or Commitments or any interest therein by such Lender, so long as prior to such disclosure such prospective or actual transferee or participant has agreed to preserve the confidentiality of such information on terms substantially similar to those set forth in this SECTION 11.9 or on terms otherwise satisfactory to the Funds Administrator.

             (b) In the event that the Agent or any Lender is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Credit Party Information, such Person will (i) provide the Funds Administrator with prompt written notice so that the Credit Parties may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this SECTION 11.9; (ii) unless the Credit Parties waive compliance by such Person with the provisions of this SECTION 11.9, make a timely objection to the request or compulsion to provide such Credit Party Information on the basis that such Credit Party Information is confidential and subject to the agreements contained in this SECTION 11.9; and (iii) take action as is necessary to preserve such confidentiality, such as seeking a protective order or other appropriate remedy.

         In the event that a protective order or other remedy is not obtained, or the Credit Parties waive compliance with the provisions of this SECTION 11.9, such Person will furnish only that portion of the Credit Party Information which is legally required to be furnished and will exercise such Person's best efforts to obtain reliable assurance that confidential treatment will be accorded to the Credit Party Information.

         11.10 INDEMNIFICATION.

         The Borrowers hereby jointly and severally indemnify and agree to defend and hold harmless the Agent and each of the Lenders and their respective directors, officers, agents, employees and counsel from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) arising out of or by reason of (a) any litigations, investigations, claims or proceedings which arise out of (i) this Credit Agreement or the transactions contemplated hereby, (ii) the issuance of the Letters of Credit,
(iii) the failure of the Issuing Bank to honor a Drawing under any Letter of Credit, as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, (iv) any actual or proposed use by any Borrower of the proceeds of the Revolving Loans or (v) the Agent's or the Lenders' entering into this Credit Agreement, the other Credit Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing and (b) any



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         remedial or other action taken by any of the Borrowers or any of the
         Lenders in connection with compliance by any of the Borrowers or any Subsidiary of any of the Borrowers, or any of their respective properties, with any federal, state or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines.

         11.11 AMENDMENTS AND WAIVERS.

         No amendment or waiver of any provision of this Credit Agreement, any part of SCHEDULE B, or any other Credit Document shall be effective unless in writing and signed by the Majority Lenders (or by the Agent on their behalf), except that:

             (a) the consent of all Lenders shall be required to (i) increase the advance rates set forth in CLAUSE (c) OR (d) of the definition of the term Borrowing Base, (ii) increase the Fixed Asset Sublimit or Supplemental Availability Sublimit, respectively, or (iii) amend or waive this SECTION 11.11(a);

             (b) the consent of all the Lenders is required to (i) increase the Commitments, (ii) reduce the principal of, or interest on, any Revolving Note, any Letter of Credit reimbursement obligations or any Fees hereunder (other than Fees that are exclusively for the account of the Agent), (iii) postpone any date fixed for any payment in respect of principal of, or interest on, any Revolving Note, any Letter of Credit reimbursement obligations or any Fees hereunder, (iv) change the percentage of the Commitments, or any minimum requirement necessary for the Lenders or the Majority Lenders to take any action hereunder, (v) amend or waive this SECTION 11.11(b), or change the definition of Majority Lenders or (vi) except as otherwise expressly provided in this Credit Agreement, and other than in connection with the financing, refinancing, sale or other disposition of any asset of a Borrower permitted under this Credit Agreement, release any Liens in favor of the Agent on any of the Collateral; and

             (c) the consent of the Agent shall be required for any amendment, waiver or consent affecting the rights or duties of the Agent under any Credit Document, in addition to the consent of the Lenders otherwise required by this Section.

         Neither the consent of the Funds Administrator nor any other Credit Party shall be required for any amendment, modification or waiver of the provisions of ARTICLE 10 (other than SECTION 10.9). The Funds Administrator, the other Credit Parties and the Lenders each hereby authorize the Agent to modify this Credit Agreement by unilaterally amending or supplementing ANNEX I to reflect assignments of the Commitments. Notwithstanding the foregoing, the Credit Parties may amend SCHEDULE B, PARTS 6.1, 6.10, 6.14, 6.16 and 8.10, without the consent of the Majority Lenders.

         11.12 COUNTERPARTS AND EFFECTIVENESS.

         This Credit Agreement and any waiver or amendment hereto may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Credit Agreement shall become effective on the date on which all

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of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent.

         11.13 SEVERABILITY.

         In case any provision in or obligation under this Credit Agreement, the Revolving Notes or any of the other Credit Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         11.14 MAXIMUM RATE.

         Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement or in any other Credit Document, the Borrowers, the Agent, and the Lenders hereby agree that all agreements among them under this Credit Agreement and the other Credit Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Agent or any Lender for the use, forbearance, or detention of the money loaned to the Borrowers and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Credit Agreement or any of the other Credit Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance any Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied pursuant to the terms hereof to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Borrowers. All sums paid or agreed to be paid to the Agent or any Lender for the use, forbearance, or detention of the Obligations and other Indebtedness of the Borrowers to the Agent or any Lender, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread throughout the full term of such Indebtedness, until payment in full thereof, so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such Indebtedness. The terms and provisions of this SECTION 11.14 shall control over every other provision of this Credit Agreement, the other Credit Documents, and all agreements among the Borrowers, the Agent and the Lenders.

         11.15 ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS.

         This Credit Agreement and the other Credit Documents constitute the entire agreement among the Credit Parties, the Agent and the Lenders, supersede any prior agreements among them, and shall bind and benefit each of such Persons and their respective successors and permitted assigns.


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         11.16 JOINT AND SEVERAL LIABILITY OF BORROWERS.

             (a) Each of the Borrowers shall be jointly and severally liable hereunder and under each of the other Credit Documents with respect to all Obligations, regardless of which of the Borrowers actually receives the proceeds of the Revolving Loans or the benefit of any other extensions of credit hereunder, or the manner in which the Funds Administrator, the Borrowers, the Agent or the Lenders account therefor in their respective books and records. Notwithstanding the foregoing,
         (i) each Borrower's obligations and liabilities with respect to proceeds of Revolving Loans which it receives or Letters of Credit issued for its account, and related fees, costs and expenses, and (ii) each Borrower's obligations and liabilities arising as a result of the joint and several liability of the Borrowers hereunder with respect to proceeds of Revolving Loans received by, or Letters of Credit issued for the account of, any of the other Borrowers, together with the related fees, costs and expenses, shall be separate and distinct obligations, both of which are primary obligations of such Borrower. Neither the joint and several liability of, nor the Liens granted to the Agent under the Collateral Documents by, any of the Borrowers shall be impaired or released by (a) the failure of Agent or any Lender, any successors or assigns thereof, or any holder of any Revolving Note or any of the Obligations to assert any claim or demand or to exercise or enforce any right, power or remedy against the Funds Administrator, any Borrower, any Subsidiary of any Borrower, any other Person, the Collateral or otherwise; (b) any extension or renewal for any period (whether or not longer than the original period) or exchange of any of the Obligations or the release or compromise of any obligation of any nature of any Person with respect thereto; (c) the surrender, release or exchange of all or any part of any property (including without limitation the Collateral) securing payment, performance and/or observance of any of the Obligations or the compromise or extension or renewal for any period (whether or not longer than the original period) of any obligations of any nature of any Person with respect to any such property; (d) any action or inaction on the part of the Agent or any Lender, or any other event or condition with respect to any other Borrower, including any such action or inaction or other event or condition, which might otherwise constitute a defense available to, or a discharge of, such other Borrower, or a guarantor or surety of or for any or all of the Obligations; and (e) any other act, matter or thing (other than payment or performance of the Obligations) which would or might, in the absence of this provision, operate to release, discharge or otherwise prejudicially affect the obligations of such or any other Borrower.

             (b) Each Borrower understands and acknowledges that, if the Agent forecloses judicially or nonjudicially against any Collateral consisting of real property, such foreclosure could impair or destroy any ability that such Borrower may have to seek reimbursement, contribution or indemnification from any other Borrower or Borrowers or from others based on any right such Borrower may have of subrogation, reimbursement, contribution or indemnification in respect of its joint and several liability hereunder. Each Borrower further understands and acknowledges that in the absence of this SECTION 11.16(b), such potential impairment or destruction of such Borrower's rights, if any, may entitle such Borrower to assert a defense to its joint and several liability hereunder based on Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 265 Cal.App.2d 40 (1968). By executing this Agreement, each Borrower freely, irrevocably and unconditionally: (i) waives and relinquishes that defense and agrees that such Borrower will be fully liable hereunder and under the other Credit Documents even though the Agent may foreclose judicially or nonjudicially against any real property security for the Obligations; (ii) agrees that such Borrower will not assert that defense in any action or proceeding which the Agent or any of the Lenders may commence to enforce this Agreement; (iii) acknowledges and agrees that the rights and defenses waived by such Borrower hereunder include any right or defense that such Borrower may have or be entitled to assert based upon or arising out of any one or more of Sections 580a, 580b, 580d or 726 of the California Code of Civil Procedure or Section 2848 of the California Civil Code; and (iv) acknowledges and agrees that the Agent and each of the Lenders is relying on this waiver in making the Revolving Loans and other extensions of credit hereunder, and that this waiver is a material part of the consideration which the Agent and each Lender is receiving therefor.

             (c) Each Borrower waives any rights and defenses that are or may become available to such Borrower by reason of Sections 2787 to 2855, inclusive, of the California Civil Code.

             (d) Each Borrower waives all rights and defenses that such Borrower may have because the Revolving Loans and other Obligations are secured in part by real property. This means, among other things, that:

                 (i) the Lenders may collect from such Borrower, without first foreclosing on any real or personal property Collateral pledged by such or any other Borrower or any other Person; and

                 (ii) If the Agent forecloses on any real property Collateral pledged by any Borrower or any other Person:

                      (A) The amount of the Obligations may be reduced only by
                 the price for which that Collateral is sold at the foreclosure sale, even if the Collateral is worth more than the sale price; and

                      (B) Lenders may collect from such Borrower even if the
                 Agent, by foreclosing on the real property Collateral, has destroyed any right such Borrower may have to collect from any other Borrower or Person.

         This SECTION 11.16(d) is an unconditional and irrevocable waiver of any rights and defenses any Borrower may have because the Obligations are secured in part by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
                             SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the respective parties hereto have caused this Credit Agreement to be executed and delivered by their duly authorized officers as of the date first set forth above.


                                            METAL MANAGEMENT, INC.,
                                            as Funds Administrator and in its
                                            individual capacity as a Borrower


                                            By:     /s/ Robert C. Larry
                                               ---------------------------------
                                            Name:     Robert C. Larry
                                                 -------------------------------
                                            Title:  Chief Financial Officer
                                                  ------------------------------



Post-Confirmation Credit Agreement

                                      BORROWERS:

                                      CALIFORNIA METALS RECYCLING, INC.
                                      CIM TRUCKING, INC.
                                      FIRMA, INC.
                                      FIRMA PLASTIC CO., INC.
                                      MAC LEOD METALS CO.
                                      MTLM ARIZONA, INC.
                                      METAL MANAGEMENT AEROSPACE, INC.
                                      METAL MANAGEMENT ALABAMA, INC.
                                      METAL MANAGEMENT ARIZONA, L.L.C.
                                      METAL MANAGEMENT CONNECTICUT, INC.
                                      METAL MANAGEMENT INDIANA, INC.
                                      METAL MANAGEMENT GULF COAST, INC.
                                      METAL MANAGEMENT MEMPHIS, L.L.C.
                                      METAL MANAGEMENT MIDWEST, INC.
                                      METAL MANAGEMENT MISSISSIPPI, L.L.C.
                                      METAL MANAGEMENT NORTHEAST, INC.
                                      METAL MANAGEMENT OHIO, INC.
                                      METAL MANAGEMENT PITTSBURGH, INC.
                                      METAL MANAGEMENT REALTY, INC.
                                      METAL MANAGEMENT SERVICES, INC.
                                      METAL MANAGEMENT STAINLESS & ALLOY, INC.
                                      METAL MANAGEMENT WEST, INC.
                                      METAL MANAGEMENT WEST COAST HOLDINGS, INC.
                                      METAL MANAGEMENT S&A HOLDINGS, INC.
                                      METALS.COM, INC.
                                      PROLER SOUTHWEST INC.
                                      TROJAN TRADING CO.


                                      By:     /s/ Robert C. Larry
                                         ---------------------------------------
                                      Name:     Robert C. Larry
                                           -------------------------------------
                                      Title:  Chief Financial Officer
                                            ------------------------------------


Post-Confirmation Credit Agreement

                                            RESERVE IRON & METAL LIMITED
                                            PARTNERSHIP

                                            By: METAL MANAGEMENT OHIO, INC.,
                                                its general partner

                                            By:     /s/ Robert C. Larry
                                               ---------------------------------
                                            Name:     Robert C. Larry
                                                 -------------------------------
                                            Title:  Chief Financial Officer
                                                  ------------------------------



Post-Confirmation Credit Agreement

                                            AGENT:

                                            BANKERS TRUST COMPANY,
                                            as Agent


                                            By:   /s/ Frank Fazio
                                                --------------------------------
                                            Name:   Frank Fazio
                                                 -------------------------------
                                            Title:  Vice President
                                                  ------------------------------


Post-Confirmation Credit Agreement

                                            LENDERS:

                                            BANKERS TRUST COMPANY


                                            By:   /s/ Frank Fazio
                                                --------------------------------
                                            Name:   Frank Fazio
                                                 -------------------------------
                                            Title:  Vice President
                                                  ------------------------------


Post-Confirmation Credit Agreement

                                            CONGRESS FINANCIAL CORP. (CENTRAL)


                                            By:    /s/ Gerald Wordell
                                               ---------------------------------
                                            Name:    Gerald Wordell
                                                 -------------------------------
                                            Title:   Vice President
                                                  ------------------------------



Post-Confirmation Credit Agreement

                                            FINOVA CAPITAL CORPORATION


                                            By:   /s/ Bruce Mettel
                                               ---------------------------------
                                            Name:    Bruce Mettel
                                                 -------------------------------
                                            Title:   Vice President
                                                  ------------------------------


Post-Confirmation Credit Agreement

                                            FLEET CAPITAL CORPORATION


                                            By:   /s/ Lee LaBine
                                               ---------------------------------
                                            Name:   Lee LaBine
                                                 -------------------------------
                                            Title:   Vice President
                                                  ------------------------------


Post-Confirmation Credit Agreement

                                            HELLER FINANCIAL, INC.


                                            By:   /s/ Alfred Scoyni
                                               ---------------------------------
                                            Name:   Alfred Scoyni
                                                 -------------------------------
                                            Title:   Vice President
                                                  ------------------------------


Post-Confirmation Credit Agreement

                                            LASALLE BANK NATIONAL ASSOCIATION


                                            By:     /s/ John Mostofi
                                               ---------------------------------
                                            Name:    John Mostofi
                                                 -------------------------------
                                            Title:    Senior Vice President
                                                  ------------------------------


Post-Confirmation Credit Agreement

                                            PNC BUSINESS CREDIT CORPORATION


                                            By:  /s/ James Steffy
                                               ---------------------------------
                                            Name:   James Steffy
                                                 -------------------------------
                                            Title:   Vice President
                                                 -------------------------------


Post-Confirmation Credit Agreement

                                            IBJ WHITEHALL BUSINESS CREDIT
                                            CORPORATION


                                            By:   /s/ Edward Jesser
                                               ---------------------------------
                                            Name:    Edward Jesser
                                                 -------------------------------
                                            Title:    Senior Vice President
                                                 -------------------------------


Post-Confirmation Credit Agreement

                                            NATIONAL BANK OF CANADA


                                            By:   /s/ Thomas W. Buda Jr.
                                               ---------------------------------
                                            Name:   Thomas W. Buda Jr.
                                                 -------------------------------
                                            Title:   Vice President
                                                  ------------------------------


                                            By:   /s/ Andrew Kosowsky
                                               ---------------------------------
                                            Name:   Andrew Kosowsky
                                                 -------------------------------
                                            Title:   Assistant Vice President
                                                  ------------------------------


Post-Confirmation Credit Agreement

                                            FIRSTAR BANK N.A.


                                            By:   /s/ Susan Schubert
                                               ---------------------------------
                                            Name:  Susan Schubert
                                                  ------------------------------
                                            Title:    Vice President
                                                  ------------------------------

Post-Confirmation Credit Agreement

                                            GUARANTY BUSINESS CORP.,
                                            d/b/a FIDELITY FUNDING



                                            By:  /s/ Harold J. Kesller
                                               ---------------------------------
                                            Name:  Harold J. Kessler
                                                 -------------------------------
                                            Title:   Vice President
                                                  ------------------------------


Post-Confirmation Credit Agreement

                                     ANNEX I
                                       TO
                                CREDIT AGREEMENT
                            DATED AS OF JUNE 29, 2001

                           LIST OF LENDERS; COMMITMENT
                       AMOUNTS; APPLICABLE LENDING OFFICES


1.       BANKERS TRUST COMPANY
         130 Liberty Street
         New York, NY 10006

         COMMITMENT AMOUNT:                            $19,002,000.00


2.       FLEET CAPITAL CORPORATION
         One South Wacker Drive
         Suite 1400
         Chicago, Illinois 60606

         COMMITMENT AMOUNT:                            $18,999,000.00


3.       LASALLE BANK NATIONAL
         ASSOCIATION
         135 South LaSalle Street
         Suite 305 SE
         Chicago, IL 60603

         COMMITMENT AMOUNT:                            $18,999,000.00


4.       CONGRESS FINANCIAL CORP.
         (CENTRAL)
         150 South Wacker Drive
         Suite 2200
         Chicago, IL 60606-4401

         COMMITMENT AMOUNT:                            $18,000,000.00


5.       HELLER FINANCIAL, INC.
         622 Third Avenue
         New York, NY 10017

         COMMITMENT AMOUNT:                            $15,000,000.00

6.       FINOVA CAPITAL CORPORATION
         311 Wacker Drive
         Suite 4400
         Chicago, IL 60606-6618

         COMMITMENT AMOUNT:                            $12,000,000.00


7.       FIRSTAR BANK N.A.
         777 East Wisconsin Avenue
         Milwaukee, WI 53202

         COMMITMENT AMOUNT:                            $12,000,000.00


8.       PNC BUSINESS CREDIT CORPORATION
         Two PNC Plaza, 18th Floor
         620 Liberty Avenue
         Pittsburgh, PA 15222

         COMMITMENT AMOUNT:                            $12,000,000.00


9.       IBJ WHITEHALL BUSINESS CREDIT
         CORPORATION
         One State Street, 6th Floor
         New York, NY 10004

         COMMITMENT AMOUNT:                            $9,000,000.00


10.      NATIONAL BANK OF CANADA
         225 West Washington Street
         Suite 1100
         Chicago, IL  60606

         COMMITMENT AMOUNT:                            $9,000,000.00


11.      GUARANTY BUSINESS CREDIT CORP.
         8333 Douglas Avenue
         Suite 530
         Dallas, TX  75225

         COMMITMENT AMOUNT:                            $6,000,000.00

                                   SCHEDULE A
                                       TO
                                CREDIT AGREEMENT
                            DATED AS OF JUNE 29, 2001

                              CLOSING DOCUMENT LIST


                                    Attached